                                      RESTATED
                              REVOLVING CREDIT AGREEMENT


     This Restated Revolving Credit Agreement (this "Loan Agreement") is entered into by and among AMERICREDIT CORP., a Texas corporation ("Company"), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation, AMERICREDIT OPERATING CO., INC., a Delaware corporation, AMERICREDIT PREMIUM FINANCE, INC., a Delaware corporation, and ACF INVESTMENT CORP., a Delaware corporation, and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, BANK ONE, TEXAS, N.A., LASALLE NATIONAL BANK, THE SUMITOMO BANK, LIMITED, HARRIS TRUST AND SAVINGS BANK, COMERICA BANK-TEXAS, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, BANKAMERICA BUSINESS CREDIT, INC., THE BANK OF NOVA SCOTIA, CIBC INC., CREDIT LYONNAIS NEW YORK BRANCH, BANKBOSTON, N.A., and THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as agent for the Banks ("Agent") and BANK ONE, TEXAS, N.A. ("Co-Agent").

                                 W I T N E S S E T H:

     WHEREAS, AmeriCredit Corp., AmeriCredit Financial Services, Inc., Agent and certain of Banks entered into that one certain Revolving Credit Agreement dated September 21, 1994; and

     WHEREAS, AmeriCredit Corp., AmeriCredit Financial Services, Inc., AmeriCredit Operating Co., Inc., Guarantors, Agent and certain of the Banks entered into that one certain Restated Revolving Credit Agreement dated June 2, 1995; and

     WHEREAS, AmeriCredit Corp., AmeriCredit Financial Services, Inc., AmeriCredit Operating Co., Inc., Guarantors, Agent and certain of the Banks entered into that one certain Second Restated Revolving Credit Agreement dated October 7, 1996 (the "Prior Loan Agreement"); and

     WHEREAS, AmeriCredit Corp., AmeriCredit Financial Services, Inc., AmeriCredit Operating Co., Inc. (individually, a "Borrower" and collectively, the "Borrowers"), Guarantors, Agent and Banks have agreed to amend and restate the Prior Loan Agreement in its entirety.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree to amend and restate the Prior Loan Agreement in its entirety as follows:

                                      ARTICLE I

                                 DEFINITION OF TERMS

     For the purposes of this Loan Agreement, unless the context requires otherwise, the following terms shall have the respective meanings assigned to them in this Article I below:

     "ADDITIONAL WAREHOUSE FACILITY" shall mean any additional nonrecourse credit facility or arrangement, other than a Securitization, pursuant to which Borrowers or their Affiliates sell or refinance Finance Contracts securing Obligations under the Loan Documents.

     "ADJUSTED INDEBTEDNESS" shall mean the Indebtedness of the Company and its Subsidiaries as reported on the balance sheet of Company, less obligations related to Securitizations and obligations related to Additional Warehouse Facilities, that are in each case nonrecourse to the Borrowers and that are reported on the balance sheet of Company.

     "ADJUSTED INTERBANK RATE" shall, with respect to each Interest Period, mean on any day thereof the quotient of (a) the Interbank Offered Rate with respect to such Interest Period, DIVIDED BY (b) the remainder of 1.00 MINUS the Eurodollar Reserve Requirement in effect on such day.

     "ADVANCE" shall have the meaning assigned to it in Section 2.01 hereof.

     "AFFILIATE" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns five percent (5%) or more of any class of voting securities of the other. For this purpose, "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate of another solely by reason of such Person's being a participant in a joint operating group or joint undivided ownership group. For purposes of this Loan Agreement, the term "Affiliate" shall include special purpose subsidiary corporations and trusts formed or sponsored by the Company or its subsidiaries for the purpose of facilitating one or more Securitizations and/or an Additional Warehouse Facility.

     "APPLICABLE MARGIN" shall mean the percentage set forth below opposite the rating by Standard & Poors, Moody's Investor Service or Fitch Investor Service in effect with respect to the Indebtedness of Borrowers to Banks on the date of the particular Eurodollar Borrowing or at any time during an Interest Period:

               Debt Rating              Percentage
               -----------              ----------
               Unrated or less than
               BBB-/Baa3                 1.55%

               BBB-/Baa3                 1.40%

               BBB/Baa2 or higher        1.25%

In the event that the Ratings are not the same at a particular time, the Applicable Margin shall be based upon the highest rating assigned to such Indebtedness by Standard & Poors, Moody's Investor Service or Fitch Investor Service.

     "ARBITRATION PROGRAM" shall have the meaning assigned to it in Article XI hereof.

     "BANKS" shall mean Wells Fargo Bank (Texas), National Association and all other banks which are parties to this Loan Agreement or any amendment thereto. BANK shall mean any one of Banks.

     "BORROWERS" shall mean AmeriCredit Corp., a Texas corporation, AmeriCredit Financial Services, Inc., a Delaware corporation, and AmeriCredit Operating Co., Inc., a Delaware corporation.

     "BUSINESS DAY" shall mean a day upon which business is transacted by national banks in Fort Worth, Texas, New York, New York and San Francisco, California.

     "CAPITAL LEASE" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP.

     "CAPITAL LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

     "COMMITMENT" shall have the meaning assigned to it in Section 2.01 hereof.

     "CONSEQUENTIAL LOSS" shall mean, with respect to the payment by any of Borrowers or any of Guarantors of all or any portion of the then outstanding principal amount of any Bank's Eurodollar Advance on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by such Bank as a result of the timing of such payment or in redepositing such principal amount, including the greater of (a) the sum of
(i) the interest which, but for such payment, such Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if such Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by such Bank as a result of so redepositing such principal amount PLUS (ii) any expense or penalty incurred by such Bank on redepositing such principal amount or (b) one hundred dollars ($100) for each prepayment of a Eurodollar Advance other than on the last day of the Interest Period applicable thereto.

     "CONSOLIDATED" shall mean the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "CONTROLLED GROUP" shall mean (i) the controlled group of corporations as defined in section 1563 of the United States Internal Revenue Code of 1986, as amended, or (ii) the group of trades or business under common control as defined in section 414(c) of the United States Internal Revenue Code of 1986, as amended, of which Company is part or may become a part.

     "CREDIT ENHANCEMENT ASSETS" shall mean any asset, reflected as such on the Consolidated balance sheet of the Company and its Subsidiaries, created or arising as a result of any arrangement wherein the Company (or one or more of its Subsidiaries) or a third party provides credit support in connection with a Securitization or Additional Warehouse Facility, including but not limited to the following: (i) subordinated interests retained by the Company or any Subsidiary in a special purpose financing entity or trust created for a Securitization or Additional Warehouse Facility, (ii) restricted cash accounts maintained by the Company, any

Subsidiary or any special purpose financing entity in connection with a Securitization or Additional Warehouse Facility, and (iii) the excess servicing receivable, as such asset is determined from time to time in accordance with GAAP and reflected on the Consolidated balance sheet of Company and its Subsidiaries.

     "DEALER" shall mean a retail vendor of motor vehicles from which AmeriCredit Financial Services, Inc. acquires Finance Contracts which is not an Affiliate of any of Borrowers.

     "DEALER DISCOUNT" shall mean, with respect to a Finance Contract, the amount equal to the difference between (i) the face amount of the Finance Contract, less unearned interest or finance charges and fees, and (ii) the amount of cash advanced to the Dealer for the purchase of such Finance Contract.

     "DELINQUENT LOANS" shall mean Net Indirect Loans having five percent (5.0%) or more of an installment payment or final payment which is more than 60 days past due (without regard to any grace period) on a contractual basis except Net Indirect Loans which were secured by a motor vehicle that has been repossessed.

     "DIVIDENDS", in respect of any corporation, shall mean:

     (1) Cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class; and

     (2) Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

     "DOLLARS" and the sign "$" shall mean lawful currency of the United States of America.

     "DOMESTIC FINANCE CONTRACT" shall mean a Finance Contract that is denominated and payable only in Dollars.

     "EBIT" shall mean, for any period, income of the Company for such period from operations after deducting all expenses except interest and taxes and eliminating all extraordinary items.

     "ELIGIBLE FINANCE CONTRACT" shall mean a Finance Contract,

          (i)    that is secured by an Eligible Vehicle,

          (ii) that represents a Domestic Finance Contract with an Obligor (other than an Affiliate of Borrower),

          (iii) that was originated by a Dealer unless otherwise consented to in writing by the Agent (which consent shall not be unreasonably withheld),

          (iv) that is not delinquent in the payment of any monthly installment (without regard to any stated grace period) more than thirty
     (30) days on a contractual basis prior to any repossession of the related Eligible Vehicle,

          (v) that has not been modified in any respect, unless the Finance Contract constitutes an Eligible Modified Finance Contract,

          (vi) in respect of which the related Eligible Vehicle has not been repossessed,

          (vii)  that is not a Stayed Loan,

          (viii) that, as set forth in a written opinion, in form and substance, and from legal counsel, reasonably satisfactory to the Agent, constitutes chattel paper in which a security interest may be perfected under the UCC of the applicable jurisdiction by filing financing statements and making a notation of a security interest on the chattel paper and without taking possession of either the agreements evidencing such Finance Contract or related certificates of title,

          (ix) that is not subject to a Lien in favor of a Person other than the Agent on behalf of the Banks and that is not subject to a Lien created in conjunction with a Securitization or an Additional Warehouse Facility;

          (x) in respect of which the Dealer has received good funds from Borrowers in payment of the Finance Contract; and

          (xi) in respect of which the representations and warranties set forth in the Security Agreement are true.

     "ELIGIBLE MODIFIED FINANCE CONTRACT" shall mean a Finance Contract that has been modified in any way which affects the contractual timing or amount of any installment payment due under such Finance Contract and which satisfies each of the following conditions: (1) no installment payment was more than sixty (60) days past due at the time of any modification, (2) no modification extended the original maturity date by more than ninety (90) days, (3) no modification caused a permanent reduction in any monthly installment payment by more than five percent (5%), (4) the modification did not permit the deferral of more than two (2) installment payments, (5) not more than one (1) modification involving the deferral of two (2) installment payments or not more than two (2) modifications involving the deferral of one
(1) installment payment has occurred during any twelve (12) month period, and
(6) is otherwise an Eligible Finance Contract.

     "ELIGIBLE VEHICLE" shall mean a new or used motor vehicle that (i) to the best of any Borrower's knowledge is not acquired for use in a commercial enterprise or as part of a fleet, and (ii) in respect of which any of Borrowers (a) has, within forty five (45) days following the date of a Finance Contract, properly filed an application seeking to obtain legal title or a first priority lien under the applicable provisions of the motor vehicle or other similar law of the applicable jurisdiction and (b) has obtained or obtains, within one hundred fifty (150) days following the date of a Finance Contract, legal title or a first priority lien under applicable provisions of the motor vehicle or other similar law of the applicable jurisdiction.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

     "ENVIRONMENTAL CLAIM" shall mean any written notice by any Person alleging potential liability or responsibility for (a) any removal or remedial action, including, without limitation, any clean-up, removal or treatment of any Hazardous Material or any action to prevent or minimize the release or movement of any Hazardous Materials through or in the air, soil, surface water, ground water or other property, (b) damage to the environment, or costs with respect thereto, or (c) personal injury (including sickness, disease or death), resulting from or based upon (i) the presence, release or movement (including sudden or nonsudden, accidental or nonaccidental, leaks or spills) of any Hazardous Material at, in or from the environment or any property, whether or not owned by the Company, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any permit issued to Company or any of its Subsidiaries pursuant to any Environmental Law.

     "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present and future state or local laws, and similar laws of jurisdictions other than the United States, to which Company or any of its Subsidiaries or any of its or their properties are subject.

     "EURODOLLAR ADVANCE" shall mean any principal amount under a Note with respect to which the interest rate is calculated by reference to the Adjusted Interbank Rate for a particular Interest Period.

     "EURODOLLAR BORROWING" shall mean any Borrowing composed of Eurodollar Advances.

     "EURODOLLAR BUSINESS DAY" shall mean a Business Day on which dealings in Dollars are carried out in the London Interbank market.

     "EURODOLLAR RESERVE REQUIREMENT" shall, on any day, mean that percentage (expressed as a decimal fraction rounded up to the nearest 1/100th) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Agent of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "EVENT OF DEFAULT" shall have the meaning assigned to it in Article X hereof.

     "FDIC" shall mean the Federal Deposit Insurance Corporation (or any successor thereof).

     "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by Agent.

     "FINANCE CONTRACT" shall mean a motor vehicle installment sales contract assigned to AmeriCredit Financial Services, Inc. or an Affiliate of AmeriCredit Financial Services, Inc. that is secured by title to, security interests in, or liens on a motor vehicle under applicable provisions of the motor vehicle or other similar law of the jurisdiction in which the motor vehicle is titled and registered by the purchaser at the time the contract is originated.

     "FLOATING BASE ADVANCE" shall mean any principal amount under a Note with respect to which the interest rate is calculated by reference to the Floating Base Rate.

     "FLOATING BASE BORROWING" shall mean any Borrowing composed of Floating Base Advances.

     "FLOATING BASE RATE" shall mean the greater of (a) the Floating Prime Rate in effect from day to day or (b) the Federal Funds Rate plus one half of one percent (.5%).

     "FLOATING PRIME RATE" shall mean, on any date, the rate of interest most recently announced within Wells Fargo Bank, N.A. at its principal office in San Francisco, California as its Prime Rate, with the understanding that such Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo Bank, N.A. may designate.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants pursuant to its Statement on Auditing Standards No. 69 and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and cash flows of Company on a consolidated basis, except that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants in order to continue as a generally accepted accounting principle or practice may so be changed.

     "GOVERNMENTAL AUTHORITY" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over any of Borrowers or any of their Subsidiaries or any of its or their business, operations or properties.

     "GUARANTOR" shall mean any of the Guarantors.

     "GUARANTORS" shall mean AmeriCredit Premium Finance, Inc., a Delaware corporation, and ACF Investment Corp., a Delaware corporation, and any other corporation which executes a Guaranty Agreement after the date of this Loan Agreement.

     "GUARANTY" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements:

     (1) to purchase such Indebtedness or any property constituting security therefor;

     (2) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness;

     (3) to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or

     (4) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof; EXCEPT THAT "Guaranty" shall not include the endorsement by Company or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

     "GUARANTY AGREEMENT" shall mean the guaranty agreement executed by the Guarantors, in the form of EXHIBIT B hereto, as the same may be amended or supplemented from time to time.

     "HAZARDOUS MATERIALS" shall mean those substances which are regulated by or form the basis of liability under any Environmental Laws.

     "INDEBTEDNESS" shall mean, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation:

     (1) all "liabilities" which would be reflected on a balance sheet of such Person, prepared in accordance with Generally Accepted Accounting Principles;

     (2)  all obligations of such Person in respect of any Capital Lease;

     (3)  all obligations of such Person in respect of any Guaranty; and

     (4) the undrawn face amount of all outstanding Letters of Credit and all indebtedness and obligations resulting from draws under Letters of Credit.

     "INDIRECT LOAN" shall mean any Finance Contract or promissory note received for or in connection with the financing of the sale of a motor vehicle by a Dealer.

     "INTERBANK OFFERED RATE" shall mean, with respect to each Interest Period, the average of the rate of interest (rounded upwards, if necessary to the next 1/16th of 1%) at which deposits in an amount approximately equal to the requested Borrowing and for the same term as the particular Interest Period are offered to Agent in the London Interbank Eurodollar market for delivery on the first day of the Interest Period as determined at 11:00 A.M. (London, England time) two (2) Eurodollar Business Days prior thereto (except in the case of a Swing Line Borrowing, the rate of interest shall not be determined two (2) Eurodollar Business Days prior thereto).

     "INTERCREDITOR AGREEMENT" shall mean that one certain Intercreditor Agreement dated as of October 8, 1997 by and among The Chase Manhattan Bank, Wells Fargo Bank (Texas), National Association, CP Funding Corp. and AmeriCredit Financial Services, Inc.

     "INTEREST COVERAGE RATIO" shall mean (a) the sum of EBIT and the amortization of excess servicing receivable LESS the gain on sale of Finance Contracts DIVIDED BY (b) total interest expense determined in accordance with GAAP.

     "INTEREST PERIOD" shall mean, with respect to a Eurodollar Advance, a period commencing:

     (i)    on the borrowing date of such Eurodollar Advance made pursuant to
            Section 2.02 of this Loan Agreement; or

     (ii) on the Conversion Date pertaining to such Eurodollar Advance, if such Eurodollar Advance is made pursuant to a conversion as described in Section 2.02(c) hereof; or

     (iii) on the date of borrowing specified in the Request for Borrowing in the case of a rollover to a successive
            Interest Period,

and ending one (1), two (2) or three (3) months thereafter (in the case of a Eurodollar Advance), as Borrowers shall elect in accordance with Section 2.02(c) of this Loan Agreement; provided, that:

     (A) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day UNLESS such Eurodollar Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

     (B) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause (A) above, end on the last Eurodollar Business Day of a calendar month; and

     (C) if the Interest Period for any Eurodollar Advance would otherwise end after the Termination Date such Interest Period shall end on the Termination Date.

     "INVESTMENT" shall mean any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities or ownership interests of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or accounts receivable of any other Person which are not current assets or do not arise from sales to that other Person in the ordinary course of business.

     "LAW" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

     "LETTER OF CREDIT" shall mean any outstanding standby letter of credit or commercial letter of credit for the account of any of Borrowers.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

     "LOAN DOCUMENTS" shall mean this Loan Agreement, the Notes, (including any renewals, extensions and refundings thereof), the Security Agreement, the Guaranty Agreement, the Intercreditor Agreement, and any agreements or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

     "MAJORITY BANKS" shall mean, at any time, Banks holding Notes representing at least sixty-six and 2/3 percent (66 2/3%) of the aggregate unpaid principal amount of the aggregate Revolving Credit Loans or if no Revolving Credit Loans are at the time outstanding, Banks having at least sixty-six and 2/3 percent (66 2/3%) of the Total Revolving Credit Commitment.

     "MATERIAL ADVERSE EFFECT" shall mean any act, circumstance, occurrence or event that (i) could have any adverse effect whatsoever upon the validity or enforceability of the Loan Documents, (ii) causes or, with notice or lapse of time, or both, could cause an Event of Default under this Loan Agreement,
(iii) is or reasonably could be expected to be material and adverse to the properties, business, prospects or conditions (financial or otherwise) of any of Borrowers or the Guarantors or their respective Subsidiaries on a Consolidated basis, or (iv) could reasonably be expected to impair the ability of any of Borrowers to perform their respective obligations under the Loan Documents in any material respect.

     "MAXIMUM RATE" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. Banks hereby notify Borrowers that, and disclose to Borrowers that, for purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04, as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Banks reserve the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Borrowers; and, provided further, that the

"highest nonusurious rate of interest permitted by applicable law" for purposes of this Loan Agreement and the Notes shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Loan Agreement and the Notes (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest.

     "MORTGAGE SUBSIDIARY" shall mean any subsidiary of Borrowers (whether now existing or hereafter formed or acquired) engaged in the business of making, originating or taking assignments of residential mortgage loans to consumer borrowers.

     "NET AMOUNT" shall mean with respect to Eligible Finance Contracts, as of any date, the outstanding face amount thereof as of such date, MINUS (1) (without duplication) to the extent included in the face amount thereof, unearned interest or finance charges with respect to future periods (or reserves with respect to unearned interest or finance charges) and (2) the aggregate amount by which the aggregate unpaid principal balance of Eligible Finance Contracts which have been modified during the preceding three (3) month period exceeds three and one-half percent (3.5%) of the aggregate unpaid principal balance of all Eligible Finance Contracts.

     "NET CREDIT LOSSES" shall mean, for any period, the actual aggregate amount of principal of Indirect Loans charged off prior to the application of the Dealer Discount or reserves during such period LESS the aggregate amount of Recoveries on Indirect Loans during such period.

     "NET INCOME" or "NET LOSS" shall mean, with respect to any period, the consolidated net earnings or net loss, as the case may be, of Company and its Subsidiaries for such period as determined in accordance with GAAP.

     "NET INDIRECT LOANS" shall mean the aggregate amount of all Indirect Loans LESS the amount of unearned finance charges.

     "NOTES" shall mean the promissory notes executed by Borrowers and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions or modifications thereof. "Note" shall mean any of the Notes.

     "OBLIGATIONS" shall mean all present and future indebtedness, obligations, and liabilities of Borrowers to Banks or any of Banks, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, and all interest accruing thereon (including, without limitation, interest accruing after bankruptcy whether or not a claim for post-petition interest is allowed in such proceeding), and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrowers evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or part thereof.

     "OBLIGOR" shall mean any one or more individuals (other than a Dealer) who are liable in whole or in part on a Finance Contract (determined without regard to limitations, if any, on recourse).

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its chief executive officer, its president, its chief financial officer, its treasurer or one of its vice presidents.

     "PAST DUE RATE" shall mean the lesser of (a) the Floating Base Rate in effect from day-to-day, plus five percent (5.0%), or (b) the Maximum Rate.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

     "PERCENTAGE" shall mean, with respect to any Bank, such Bank's Pro Rata share of the Total Revolving Credit Commitment, as set forth in Section 2.01 opposite its name under the heading "Revolving Commitment Percentage."

     "PERMITTED LIENS" shall mean: (i) Liens on equipment and fixed assets, including purchase money Liens, relating to or securing obligations in an aggregate amount not to exceed the positive difference between (a) twenty million dollars ($20,000,000) and (b) the aggregate amount of Liens described in (viii) below at any time; (ii) pledges or deposits made to secure payment of Worker's Compensation (or to participate in any fund in connection with Worker's Compensation), unemployment insurance, pensions or social security programs; (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due unless the same are being contested in good faith and for which adequate reserves have been provided; (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (v) Liens with respect to good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money unless such Liens are otherwise Permitted Liens), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by Company or any of its Subsidiaries in connection with existing or proposed structures or land use;
(vii) Liens and encumbrances created and existing in connection with Securitizations and any Additional Warehouse Facility; (viii) Liens on short term investments pledged to Texas Commerce Bank in an aggregate amount not to exceed two million dollars ($2,000,000) with respect to the Mortgage Subsidiary; and (ix) Liens on Credit Enhancement Assets.

     "PERSON" shall mean and include an individual, partnership, joint venture, corporation, limited liability company, trust, Tribunal, unincorporated organization or government or any department, agency or political subdivision thereof.

     "PLAN" shall mean an employee benefit plan or other plan maintained by Company for employees of Company and any of its Subsidiaries and/or covered by Title IV of ERISA, or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code of 1986, as amended.

     "PRO RATA" and "PRO RATA PART" shall mean, when determined for any Bank, the proportion, stated as a percentage, that such Bank's Commitment bears to the Total Commitment.

     "RATINGS" shall mean the rating assigned to the Indebtedness of Borrowers to Banks by Standard & Poors, Moody's Investor Service and Fitch Investor Service.

     "RECOVERIES" shall mean amounts realized on the sale of collateral securing a Finance Contract, rebates on ancillary products and collections on charged-off deficiencies and proceeds of insurance claims related to the collateral less direct costs of repossession.

     "REGULATION U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     "REGULATION X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

     "REGULATORY DEFECT" shall mean (i) any failure of any of Borrowers or any of the Guarantors to comply with any Law or any rules, regulations and other requirements of any Governmental Authority which would have a Material Adverse Effect, and/or (ii) any unfavorable examination report shall be received by any of Borrowers or any of the Guarantors from any Governmental Authority regarding any of the businesses or activities in which the Borrowers and Guarantors are engaged, if such report would have a Material Adverse Effect.

     "REPORTABLE EVENT" shall have the meaning assigned to that term in Title IV of ERISA.

     "REPOSSESSED LOANS" shall mean the aggregate amount of all Indirect Loans with respect to which the motor vehicle securing the payment of the Indirect Loan has been repossessed by Borrowers and all applicable time periods for reinstatement of the Indirect Loan or redemption of the motor vehicle have expired.

     "REVOLVING CREDIT BORROWING BASE" shall mean, as of any date of calculation, an amount equal to eighty percent (80%) of the Net Amount of Eligible Finance Contracts pledged to the Agent for the ratable benefit of the Banks pursuant to the Security Agreement; provided, however, if the ratio of the aggregate Dealer Discount to Net Indirect Loans originated in a trailing three (3) month period exceeds five percent (5.0%), such Revolving Credit Borrowing Base advance rate percentage of the Net Amount of Eligible Finance Contracts shall be reduced by two percentage points for each full percentage point that the ratio of the aggregate Dealer Discount to Net Indirect Loans originated in a trailing three (3) month period, as of any date of calculation, exceeds five percent (5.0%).

     "REVOLVING CREDIT LOANS" shall have the meaning assigned to it in
Section 2.01 hereof.

     "SECURITIZATION" shall mean a transaction wherein an identified pool of Finance Contracts and related documents subject to a security interest in favor of Banks or other Additional Warehouse Facility are sold, pledged or conveyed by AmeriCredit Financial Services, Inc., or an Affiliate thereof, to a grantor trust or other special purpose financing entity as collateral security for the issuance by such grantor trust or other special purpose financing entity of notes, certificates or other evidence of indebtedness.

     "SECURITY AGREEMENT" shall mean the Restated Security Agreement, dated as of October 3, 1997, delivered by Borrowers to the Agent for the benefit of the Banks, granting the security interests in certain of the properties and assets of each of Borrowers described therein, as amended or supplemented from time to time.

     "SENIOR NOTES" shall mean those senior unsecured notes of the Company due 2004 and all Guarantees thereof by the other Borrowers, Guarantors and the Mortgage Subsidiary sold pursuant to a Preliminary Offering Memorandum dated January 20, 1997 and issued or to be issued pursuant to an Indenture between the Company and the trustee named therein, and any new issue of debt securities of the Company and all Guarantees thereof by the other Borrowers, Guarantors and the Mortgage Subsidiary with the same terms issued in exchange for such senior unsecured notes.

     "STAYED LOAN" shall mean a Finance Contract:

          (i) as to which an Obligor obligated on such Finance Contract (any such Obligor, together with its Subsidiaries, herein, collectively, the "Applicable Obligor"), shall file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of itself or of the whole or substantially all of its property; file or consent to a petition under any chapter of the United States Bankruptcy Code, as amended (11 U.S.C. Section 101 ET SEQ.), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof or any foreign country; or

          (ii) as to which a court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of the Applicable Obligor or of the whole or substantially all of its property, or enter an order for relief against the Applicable Obligor in any case commenced under any chapter of the United States Bankruptcy Code, as amended, or grant relief under any similar law or statute of the United States of America, any state thereof or any foreign country; or as to which, under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession of the Applicable Obligor or of the whole or substantially all of its property; or as to which there is commenced against the Applicable Obligor any proceeding for any of the foregoing relief or as to which a petition is filed against the Applicable Obligor under any chapter of the United States Bankruptcy Code, as amended, or under any other similar law or statute of the United States of America or any state thereof or any foreign country and such proceeding or petition remains undismissed for a period of 60 days; or as to which the applicable Obligor by any act indicates its consent to, approval of or acquiescence in any such proceeding or petition;

     PROVIDED, HOWEVER, that a Finance Contract shall cease to be a Stayed Loan at such time as so long as (A) all principal, interest and other amounts theretofore due and payable according to the terms of such Finance Contract (as such terms have been approved, adjusted and/or confirmed pursuant to court order or otherwise in any proceeding referred to in clause (i) or (ii) of this definition) have been irrevocably paid to or collected or received by Borrower and all such amounts thereafter due and payable shall be paid to or collected or received by the Borrower when due (or within any stated grace period) and (B) such Finance Contract shall be secured to the same extent as before such Finance Contract first became a Stayed Loan and no dispute regarding the existence, validity or priority of such security shall be pending in any court or asserted in any pending appeal.

     "SUBSIDIARY" shall mean, as to any particular parent corporation, any corporation of which more than fifty percent (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which themselves have more than fifty percent (by number of votes) of their Voting Stock owned by such parent corporation. As used herein, the term "Subsidiary" shall also mean any "Subsidiary" of the Company.

     "SWING LINE BORROWING" shall mean a Borrowing made pursuant to Section
2.03.

     "SWING LINE LOAN" shall mean a loan pursuant to Section 2.03.

     "SWING LINE MATURITY DATE" shall mean October 2, 1998.

     "SWING LINE NOTE" shall mean that one certain promissory note executed by Borrowers and payable to the order of Wells Fargo Bank in the amount of twenty million dollars ($20,000,000) and is one of the Notes.

     "SWING LINE SUBFACILITY" shall mean the subfacility which shall never exceed the aggregate of $20,000,000 as described in, and subject to the limitation of, Section 2.03.

     "SWING LINE DEBT" shall mean, on the date of determination, that portion outstanding, under the Swing Line Subfacility.

     "TAXES" shall mean all taxes, levies, assessments, fees, withholdings or other charges at any time imposed by any Laws or Tribunal.

     "TANGIBLE NET WORTH" shall mean, as of any date, the total shareholders' equity which would appear on a consolidated balance sheet of Company prepared as of such date in accordance with Generally Accepted Accounting Principles LESS intangible assets which should appear on a consolidated balance sheet of Company prepared as of such date in accordance with General Accepted Accounting Principles.

     "TERMINATION DATE" shall mean October 2, 1998.

     "TRIGGER EVENT" shall mean any trigger event as defined in any of the agreements relating to a Securitization or the equivalent.

     "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as then in effect in that jurisdiction. References to terms defined in the UCC shall mean such terms in the UCC as in effect in such jurisdiction.

     "VOTING STOCK" shall mean, with respect to any Subsidiary, any shares of any class of stock of such Subsidiary having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such Subsidiary irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

     OTHER DEFINITIONAL PROVISIONS.

     (a) All terms defined in this Loan Agreement shall have the above-defined meanings when used in the Notes or any Loan Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

     (b) Defined terms used herein in the singular shall import the plural and VICE VERSA.

     (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

     (d) All financial and other accounting terms not otherwise defined herein shall be defined and calculated in accordance with Generally Accepted Accounting Principles consistently applied.

                                      ARTICLE II

                                REVOLVING CREDIT LOANS

     2.01. REVOLVING CREDIT COMMITMENT.

     (a) REVOLVING LOAN COMMITMENTS. Subject to the terms and conditions of this Loan Agreement and the Revolving Credit Borrowing Base limitation in
Section 2.01(b), each Bank severally agrees to extend to Borrowers, from the date hereof through the Termination Date (the "Revolving Credit Period"), a revolving line of credit which shall not exceed at any one time outstanding the amount set forth opposite its name below (for each Bank, such amount is hereinafter referred to as its "Commitment"):


                                                                 Commitment
                                                                 Percentage
          Banks                        Commitment                 (Rounded)
          -----                        ----------                -----------
Wells Fargo Bank (Texas),              $45,000,000               14.516129035%
     National Association

Bank One, Texas, N.A.                  $40,000,000               12.903225806%

LaSalle National Bank                  $30,000,000                9.677419355%

Texas Commerce Bank National           $25,000,000                8.064516129%
     Association


                                      -16-


The Sumitomo Bank, Limited             $25,000,000                8.064516129%

Comerica Bank-Texas                    $25,000,000                8.064516129%

BankAmerica Business Credit, Inc       $25,000,000                8.064516129%

Harris Trust and Savings Bank          $20,000,000                6.451612903%

The Bank of Nova Scotia                $15,000,000                4.838709677%

CIBC Inc.                              $15,000,000                4.838709677%

Credit Lyonnais New York Branch        $15,000,000                4.838709677%

BankBoston, N.A.                       $15,000,000                4.838709677%

The Long Term Credit Bank of Japan,    $15,000,000                4.838709677%
Limited                               ------------              --------------
                                      $310,000,000              100.000000000%
                                      ------------              --------------
                                      ------------              --------------

No Bank shall be obligated to make any Advance under this Section 2.01 and
Section 2.02 if, immediately after giving effect thereto, the aggregate amount of all indebtedness and obligations of Borrowers to such Bank under
Section 2.01, Section 2.02 and Section 2.03 exceeds the lesser of (a) such Bank's Commitment or (b) an amount equal to such Bank's Percentage TIMES the Revolving Credit Borrowing Base in effect at such time.

     Within the limits of this Section 2.01, during the Revolving Credit Period, Borrowers may borrow, prepay pursuant to Section 3.03 hereof and reborrow under this Section 2.01; provided, however, the total number of unpaid Eurodollar Borrowings shall not exceed five (5) at any time. Each Borrowing pursuant to this Section 2.01 and Section 2.02 shall be funded ratably by Banks in proportion to their respective Percentages. Each advance made by a Bank under Section 2.01 and Section 2.02 is herein called an "Advance"; all Advances made by a Bank hereunder are herein collectively called a "Revolving Credit Loan"; the aggregate unpaid principal balance of all Advances made by Banks hereunder are herein collectively called the "Revolving Credit Loans"; and the combined Advances made by Banks on any given day are herein collectively called a "Borrowing". The "Total Commitment" shall be three hundred ten million dollars ($310,000,000).

     (b) BORROWING BASE LIMITATION. The maximum aggregate amount outstanding at any time under the Revolving Credit Loans shall not exceed the Revolving Credit Borrowing Base then in effect.

     (c) BORROWING BASE DEFICIENCY. If the aggregate unpaid principal balance of the Revolving Credit Loans and all Swing Line Borrowings shall at any time exceed the Revolving Credit Borrowing Base then in effect (the "Borrowing Base Deficiency"), Borrowers shall pay to Agent within one (1) Business Day of the date of the earlier of the most recent Borrowing Base Certificate which discloses a Borrowing Base Deficiency or the date of notification to Borrowers by Agent of the existence of a Borrowing Base Deficiency an amount equal to such Borrowing Base Deficiency so that the aggregate unpaid principal balance of the Revolving

Credit Loans and Swing Line Borrowings (after giving effect to such payment) is not in excess of the Revolving Credit Borrowing Base then in effect.

     (d) LOAN ORIGINATION FEE. At the time of execution of this Agreement, Borrowers shall pay to each Bank, including Agent, a loan origination fee in an amount equal to the sum of (i) one twentieth percent (.05%) of each such Bank's Revolving Commitment under the Prior Loan Agreement and (ii) one tenth percent (.10%) of the positive difference between such Bank's Commitment under this Loan Agreement and such Bank's Revolving Commitment under the Prior Loan Agreement.

     (e)  UNUSED LINE FEE.  In addition to the payments provided for in
Article III hereof, Borrowers shall pay to Agent, for the account of each Bank, on the first day of each fiscal quarter of Company beginning January 1, 1998 during the period ending on the Termination Date a loan commitment fee at the rate of one quarter of one percent (.25%) per annum (calculated on the basis of a year consisting of 360 days) of the average daily amount of each such Bank's Commitment which was unused during the immediately preceding fiscal quarter of Company. Outstanding Borrowings under the Swing Line Subfacility shall not be treated as outstanding in determining the amount of each such Bank's Commitment which is unused at any time for purposes of calculating the loan commitment fee. Borrowers and Banks acknowledge and agree that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Banks for committing to make funds available to Borrowers as described herein and for no other purpose.

     2.02. MANNER OF BORROWING.

     (a) REQUEST FOR BORROWING. Each request by Borrowers to Agent for a Borrowing under Section 2.01 hereof (a "Request for Borrowing") shall be in writing and specify the aggregate amount of such requested Borrowing, the requested date of such Borrowing, and, when the Request for Borrowing specifies a Eurodollar Borrowing, the Interest Period which shall be applicable thereto; provided, however, that the aggregate number of unpaid Eurodollar Borrowings shall not exceed five (5) at any time. Borrowers shall furnish to Agent the Request for Borrowing by at least 11:00 a.m. (Fort Worth time) three (3) Eurodollar Business Days prior to the requested Eurodollar Borrowing date (which must be a Eurodollar Business Day) and by at least 11:00 a.m. (Fort Worth time) on the requested borrowing date (which must be a Business Day) for a Floating Base Advance. Any Request for Borrowing shall:
(i) in the case of a Floating Base Borrowing, be in the form attached hereto as EXHIBIT "C," and (ii) in the case of a Eurodollar Borrowing, be in the form attached hereto as EXHIBIT "D." Each Floating Base Borrowing shall be in an aggregate principal amount of five hundred thousand dollars ($500,000.00) or any higher integral multiple of one hundred thousand dollars ($100,000.00). Each Eurodollar Borrowing shall be in an amount of at least one million dollars ($1,000,000.00) or any higher integral multiple of $1,000,000.00.

     Prior to making a Request for Borrowing, Borrowers may (without specifying whether the anticipated Borrowing shall be a Floating Base Borrowing or Eurodollar Borrowing) request that Agent provide Borrowers with the most recent Interbank Offered Rate available to Agent. Agent shall endeavor to provide such quoted rates to Borrowers on the date of such request.

     Each Request for Borrowing shall be irrevocable and binding on Borrowers and, in respect of the Borrowing specified in such Request for Borrowing, Borrowers shall indemnify each Bank against any cost, loss or expense incurred by such Bank as a result of any failure to fulfill, on or before the date specified for such Borrowing, the conditions to such Advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     After receiving a Request for Borrowing in the manner provided herein, Agent shall promptly notify each Bank by telephone (confirmed immediately by telecopy, telex or cable), telecopy, telex or cable of the amount of the Borrowing and such Bank's pro rata share of such Borrowing, the date on which the Borrowing is to be made, the interest option selected and, if applicable, the Interest Period selected.

     (b) FUNDING. Each Bank shall, before 2:00 P.M. (Fort Worth time) on the date of such Borrowing specified in the notice received from Agent pursuant to Section 2.02(a), deposit such Bank's ratable portion of such Borrowing in immediately available funds to Agent's account. Upon fulfillment of all applicable conditions set forth herein and after receipt by Agent of such funds, Agent shall pay or deliver such proceeds to or upon the order of Borrowers at the principal office of Agent in immediately available funds. The failure of any Bank to make any Advance required to be made by it hereunder shall not relieve any other Bank of its obligation to make its Advance hereunder. If any Bank shall fail to provide its ratable portion of such funds and if all conditions to such Borrowing shall have been satisfied, the Agent will make available such funds as shall have been received by it from the other Banks, in accordance with this Section 2.02(b). Neither Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder. In the event of any failure by a Bank to make an Advance required hereunder, the other Banks may (but shall not be required to) purchase (on a pro rata basis, according to their respective Percentages) such Bank's Revolving Credit Note. Upon the failure of a Bank to make an Advance required to be made by it hereunder, the Agent shall use good faith efforts to obtain one or more banks, acceptable to Borrowers and Agent, to replace such Bank, but neither the Agent nor any other Bank shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Bank.

     Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent may, in reliance upon such assumption, make available to or on behalf of Borrowers on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Agent, such Bank severally agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or on behalf of Borrowers until the date such amount is repaid to the Agent at the rate per annum equal to the Federal Funds Rate.
If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

     (c) SELECTION OF INTEREST OPTION. Upon making a Request for Borrowing under Section 2.02(a) hereof, Borrowers shall advise Agent as to whether the Borrowing shall be (i) a Eurodollar Borrowing, in which case Borrowers shall specify the applicable Interest Period therefor, or (ii) a Floating Base Borrowing. At least three (3) Eurodollar Business Days prior to the termination of each Interest Period with respect to a Eurodollar Borrowing, Borrowers shall give Agent written notice (the "Rollover Notice") of the interest option which shall be applicable to such Borrowing upon the expiration of such Interest Period. If Borrowers shall specify that such Borrowing shall be a Eurodollar Borrowing, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Borrowers with respect to such Borrowing. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Agent. If the required Rollover Notice shall not have been timely received by Agent prior to the expiration of the then relevant Interest Period, then Borrowers shall be deemed to have elected to have such Borrowing be a Floating Base Borrowing. With respect to any Floating Base Borrowing, Borrowers shall have the right, on any Eurodollar Business Day (a "Conversion Date") to convert such Floating Base Borrowing to a Eurodollar Borrowing by giving Agent a Rollover Notice of such selection at least three (3) Eurodollar Business Days prior to such Conversion Date.

     Notwithstanding anything to the contrary contained herein, Borrowers shall have no right to request a Eurodollar Borrowing if (1) an Event of Default has occurred and is continuing, (2) the interest rate applicable thereto under Section 2.04 hereof would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Eurodollar Borrowing, or (3) either of the circumstances described in Section 4.01 exist.

     Each Rollover Notice shall be irrevocable and binding upon Borrowers, and in respect of the Borrowing, conversion or extension specified in such Rollover Notice, Borrowers shall indemnify and hold harmless each Bank against any cost, loss or expense incurred by such Bank as a result of any failure to convert or extend as specified in such Rollover Notice, including without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds required by any Bank to fund, convert or extend the Advance specified in such Rollover Notice.

     2.03 SWING LINE SUBFACILITY.

     (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, Wells Fargo Bank (Texas), National Association ("Wells Fargo"), solely for its own account, may make any requested Borrowing in the form of EXHIBIT "E" of $500,000 or a greater integral multiple of $100,000, subject to those terms and conditions applicable to Borrowings set forth in Section 6.02(c), (d), (e), and (f), directly to Borrowers as a Swing Line Borrowing without requiring any other Bank to fund its Pro Rata Part thereof unless and until Section 2.03(b) is applicable; PROVIDED THAT: (i) each such Borrowing must occur on a Business Day prior to, and not on or after, the Swing Line Maturity Date; (ii) the aggregate Swing Line Debt outstanding on any date of determination shall not exceed $20,000,000; (iii) on any date of determination, the total amount outstanding under this Loan Agreement, after taking into account such requested Swing Line Borrowing, shall never exceed the lesser of the Total Commitment or the Revolving Credit Borrowing Base then in effect; (iv) at the time of such Swing Line Borrowing, no Event of Default or event, which with the giving of notice or the passage of time, or both, could constitute an Event of Default, shall have occurred and be continuing; and (v) no additional Swing Line Borrowing shall be made at any time after any Bank has refused, notwithstanding the requirements of Section 2.03(b), to purchase a participation in any Swing Line Borrowing as provided in Section 2.03(b), and until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Borrowing under the Swing Line Subfacility shall be available and may be prepaid on same day by telephonic notice (to be followed immediately by written notice) from Borrowers to Wells Fargo, SO LONG AS such notice is received by Wells Fargo prior to 12:00 noon (Fort Worth, Texas time). Each Swing Line Borrowing shall be due and payable by Borrowers on the earlier of (a) five (5) Business Days after the date of such Swing Line Borrowing, (b) the occurrence of an Event of Default or (c) the Swing Line Maturity Date.

     (b) If Borrowers fail to repay any Swing Line Borrowing within five (5) Business Days after the date of such Swing Line Borrowing (and in any event upon the earlier to occur of an Event of Default, the Termination Date, or the date on which the Commitment is canceled in full), Agent shall timely notify each Bank of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon (Fort Worth time) on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Bank shall be deemed to have irrevocably and unconditionally purchased and received from Wells Fargo an undivided interest and participation in such Swing Line Borrowing to the extent of such Bank's Pro Rata Part, and each Bank shall make available to Wells Fargo in immediately available funds such Bank's Pro Rata Part of such unpaid amount. All such amounts payable by any Bank shall include interest thereon from the date on which such payment is payable by such Bank to, but not including, the date such amount is paid by such Bank to Agent, at the Federal Funds Rate.
If such Bank does not promptly pay such amount upon Agent's demand therefor, and until such time as such Bank makes the required payment, Wells Fargo shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrowers of all or any part of any Swing Line Borrowing shall be paid to Agent for the ratable benefit of Wells Fargo and those Banks who have funded their participations in such Swing Line Debt under this Section 2.03(b); PROVIDED THAT, with respect to any such participation, all interest accruing on the Swing Line Debt to which such participation relates prior to the date of funding such participation shall be payable solely to Wells Fargo for its own account.

     2.04. INTEREST RATE. The unpaid principal of each Floating Base Advance except Borrowings under the Swing Line Facility shall bear interest from the date of advance until paid at a rate per annum which shall from day to day, be equal to the lesser of: (a) the Floating Base Rate or (b) the Maximum Rate. The unpaid principal of each Eurodollar Advance except Borrowings under the Swing Line Facility shall bear interest from the date of Advance until paid at a rate per annum which shall be equal to the lesser of
(a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus the Applicable Margin in effect from time to time or (b) the Maximum Rate. Borrowers shall notify Agent of any change in the Ratings and the Applicable Margin within one (1) Business Day of any such change. The unpaid principal of each Swing Line Borrowing shall bear interest at then Adjusted Interbank Rate applicable to a one (1) month Interest Period as determined by Wells Fargo on the date of the Swing Line Borrowing, plus the Applicable Margin; PROVIDED THAT at any time after any Bank is deemed to have purchased pursuant to Section 2.03(b) a participation in any Swing Line Borrowing, such Swing Line Borrowing shall bear interest at the Past Due Rate. All past due principal of, and to the extent permitted by applicable law, interest on the Notes shall bear interest at the Past Due Rate. Notwithstanding the foregoing, the unpaid principal balance of the Notes shall bear interest as provided in Section 3.04(c) hereof, upon the occurrence of the circumstances described in such section.

                                     ARTICLE III

                           NOTES AND INTEREST RATE PAYMENTS

     3.01. PROMISSORY NOTES. The Advances under Section 2.02(a) and Section 2.02(b) hereof by a Bank shall be evidenced by a promissory note (each a "Note" and collectively, the "Notes") of Borrowers, which Note shall (i) be dated the date hereof, (ii) be in the amount of such Bank's Commitment, (iii) be payable to the order of such Bank at the office of Agent,

(iv) bear interest in accordance with Section 2.04 hereof, and (v) be in the form of EXHIBIT "A" attached hereto with blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of any Bank's Note as stated on the face thereof, the amount of principal actually owing on such Note at any given time shall be in the aggregate of all Advances theretofore made to Borrowers hereunder, less all payments of principal theretofore actually received hereunder by Bank. Each Bank is authorized, but is not required, to endorse on the schedule attached to its Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrowers hereunder.

     3.02. PRINCIPAL PAYMENTS ON NOTES. Subject to Article X, the unpaid principal amount of each Note (other than the Swing Line Note), and all accrued but unpaid interest thereon, shall be due and payable on the Termination Date and the unpaid principal balance of the Swing Line Note shall be due and payable on the Swing Line Maturity Date.

     3.03.  PREPAYMENTS.

     (a) OPTIONAL PREPAYMENTS. Borrowers may prepay the principal of any Floating Base Advance upon one (1) Business Day's prior notice without premium or penalty, and of any Eurodollar Advance upon three (3) Business Days prior notice; provided, however, that (i) each prepayment of less than the full outstanding principal balance of the Notes shall be in an amount equal to one hundred thousand dollars ($100,000.00) or an integral multiple thereof, and (ii) if Borrowers shall prepay the principal of any Eurodollar Advance on any date other than the last day of the Interest Period applicable thereto, Borrowers shall make the payments required by Section 4.05 hereof.

     (b) GENERAL PREPAYMENT PROVISIONS. Any prepayment of a Note hereunder shall be (i) made together with interest accrued (to the date of such prepayment) on the principal amount prepaid, and (ii) applied first to accrued interest and then to principal.

     3.04.  PAYMENT OF INTEREST ON THE NOTES.

     (a) REVOLVING CREDIT NOTES. The interest on the unpaid principal amount of each Floating Base Advance under each Note shall be payable monthly as it accrues on the first Business Day of each month commencing November 1, 1997, and on the Termination Date. Interest on the unpaid principal amount of each Eurodollar Advance under each Note shall be payable on the last day of applicable Interest Period. Should any installment of interest on a Floating Base Advance become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

     (b) SWING LINE NOTE. The unpaid accrued interest on each advance under the Swing Line Note shall be payable five (5) days from the date of each such advance.

     (c) RECAPTURE RATE. If, on any interest payment date, Agent does not receive interest (for the account of any Bank) on such Bank's Note computed (as if no Maximum Rate limitations were applicable) at the applicable contract rate described herein, because the applicable contract rate exceeds or has exceeded the Maximum Rate, then Borrowers shall, upon the written demand of Agent or such Bank, pay to such Bank, in addition to interest otherwise required hereunder, on each interest payment date thereafter, the Excess Interest Amount (hereinafter defined) calculated as of such later interest payment date; provided, however, that in no event shall Borrowers be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period. The term "Excess Interest Amount" shall mean, on any date, with respect to the Note of any Bank, the amount by which (a) the amount of all interest which would have accrued prior to such date on the principal of such Note (had the applicable contract rate(s) described herein at all times been in effect, without limitation by the Maximum Rate) EXCEEDS (b) the aggregate amount of interest actually paid to such Bank on such Note on or prior to such date.

     3.05. CALCULATION OF INTEREST RATES. Interest on the unpaid principal of each Eurodollar Advance shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days. Interest on the unpaid principal of each Floating Base Advance shall be calculated on the basis of the actual days elapsed in a year consisting of 365/366 days.

     3.06. MANNER AND APPLICATION OF PAYMENTS. All payments of principal of, and interest on, any Note shall be made by Borrowers to Agent before 11:00 a.m. (Fort Worth time), in immediately available Federal funds or such other immediately available funds at Agent's principal banking office in Fort Worth, Texas or to Agent's office in San Francisco, California wired as follows: ABA No. 12100248, Account No. 4518151378, Reference: AmeriCredit - Syndicated Credit Agreement. Should the principal of, or any installment of the principal or interest on, any Note, become due and payable on a day other than a Business Day or a Eurodollar Business Day, as the case may be, the maturity thereof shall be extended to the next succeeding Business Day or Eurodollar Business Day, as the case may be. Each payment received by the Agent hereunder for the account of a Bank shall be promptly distributed by Agent to such Bank. All payments made on any Note shall be credited, to the extent of the amount thereof, in the following manner: (i) first, against the amount of interest accrued and unpaid on the Note as of the date of such payment; (ii) second, against all principal (if any) due and owing on the Note; (iii) third, as a prepayment of outstanding Floating Base Advances under the Note; and (iv) fourth, as a prepayment of outstanding Eurodollar Advances under the Note. Subject to the foregoing, payments and prepayments of principal of the Notes shall be applied to such outstanding Floating Base Advances and Eurodollar Advances under the Notes as Borrowers shall select; provided, however, that Borrowers shall select Floating Base Advances and Eurodollar Advances to be repaid in a manner designated to minimize the Consequential Loss, if any, resulting from such payments; and provided further that, if Borrowers shall fail to select the Floating Base Advances and Eurodollar Advances to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then Agent shall apply the payment first to Floating Base Advances and then to Eurodollar Advances.

     3.07. PRO RATA TREATMENT. Each payment received by Agent hereunder for account of Banks or any of them on the Notes shall be distributed to each Bank entitled to share in such payment, PRO RATA in proportion to the then unpaid principal balance of the Note of each Bank. Unless Agent shall have received notice from Borrowers prior to the date on which any payment is due to Banks hereunder that Borrowers will not make such payment in full, Agent may assume that Borrowers have made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrowers shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the Federal Funds Rate.

     3.08. LENDING OFFICE. Each Bank may (a) designate its principal office or a foreign branch, subsidiary or affiliate of such Bank as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Advance, (b) designate its principal office or a domestic branch, subsidiary or affiliate as its lending office (and the office to whose accounts payments are to be credited) for any Floating Base Advance and (c) change its lending offices from time to time by notice to Agent and Borrowers; provided, however, no Bank shall designate a foreign branch without the consent of Borrowers if such designation would subject interest payments hereunder to withholding for Taxes. In such event, such Bank shall continue to hold the Note evidencing its loans for the benefit and account of such foreign branch, subsidiary or affiliate. Each Bank shall be entitled to fund all or any portion of its Revolving Credit Loan in any manner that it deems appropriate, but for the purposes of this Agreement such Bank shall, regardless of such Bank's actual means of funding, be deemed to have funded its Loan in accordance with the interest option from time to time selected by Borrowers for such Borrowing.

     3.09.  TAXES.

     (a) Any and all payments by Borrowers hereunder or under the Notes shall be made, in accordance with Section 3.06, free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Bank and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and, in the case of each Bank Taxes imposed on its income and franchise taxes imposed on it by the jurisdiction of such Bank's lending office or any political subdivision thereof. If Borrowers shall be required by law to deduct any Taxes (i.e., Taxes for which any Borrower is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under any Note to any Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.09) such Bank or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) Borrowers will indemnify each Bank and Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.09) paid by such Bank or Agent (as the case may be) or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Bank or Agent makes written demand therefor.

     (d) Within thirty (30) days after the date of any payment of Taxes, Borrowers will furnish to Agent, at its address referred to in Section 13.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Borrowers contained in this Section 3.09 shall survive the payment in full of the Obligation and the termination of the Commitments.

     (f) Each Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Revolving Credit Loans, including the use of a different lending office, as long as in the good faith opinion of such Bank such actions would not have a material adverse effect upon it.

     3.10. SHARING OF PAYMENTS. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances made by all Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such other Banks shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment, to (ii) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount recovered. Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 3.10 may, to the fullest extent permitted by law exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Borrowers in the amount of such participation.

     3.11. JOINT AND SEVERAL LIABILITY. The Borrowers shall be liable for all amounts due to the Agent and to the Banks under this Loan Agreement, regardless of which the Borrowers actually receives the Revolving Credit Loans or other extensions of credit hereunder or the amount of such Revolving Credit Loans received or the manner in which the Agent or the Banks account for such Revolving Credit Loans or other extensions of credit on their books and records. The Obligations with respect to Revolving Credit Loans and with respect to each Swing Line Borrowing made to a Borrower, and the Obligations of a Borrower arising as a result of the joint and several liability of the Borrower hereunder, with respect to Revolving Credit Loans or a Swing Line Borrowing made to the other Borrowers, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each of the Borrowers.

     The Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Revolving Credit Loans or other extensions of credit made to the other Borrowers shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and the Banks with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Agent and the Banks,
(iv) the failure by the Agent and the Banks to take any steps to perfect and maintain their security interest in, or to preserve their rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Agent's or the Banks' election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code,
(vii) the disallowance of all or any portion of the Agent's or the Banks' claim(s) for the repayment of the Obligations of the other Borrowers under
Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers. With respect to the Borrowers' Obligations arising as a result of the joint and several liability of the Borrowers with respect to Revolving Credit Loans or other extensions of credit made to the other Borrowers, each Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and the Banks now have or may have hereafter have against the other Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent or to the Banks to secure payment of the Obligations or any other liability of the other Borrowers to the Agent and the Banks.

     Upon any Event of Default, the Agent and the Banks may proceed directly and at once, without notice, against any of the Borrowers to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. The Borrowers consent and agree that the Agent and the Banks shall be under no obligation to marshall any assets in favor of the Borrowers or against or in payment of any or all of the Obligations.


                                  ARTICLE IV

                 SPECIAL PROVISIONS FOR EURODOLLAR LOANS

     4.01. INADEQUACY OF EURODOLLAR LOAN PRICING. If with respect to an Interest Period for any Eurodollar Borrowing including a Swing Line Borrowing:

     (i) Agent determines that, by reason of circumstances affecting the Interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to Banks in the Interbank Eurodollar market for such Interest Period, or

     (ii) Majority Banks advise Agent that the Interbank Offered Rate as determined by Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding the Eurodollar Borrowing for such Interest Period, then Agent shall forthwith give notice thereof to Borrowers, whereupon, until Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Banks to make Eurodollar Advances shall be suspended and (b) Borrowers shall either (i) repay in full the then outstanding principal amount of the Eurodollar Advances, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Advances, or (ii) convert such Eurodollar Advances to Floating Base Advances in accordance with Section 2.02(c) of this Loan Agreement on the last day of the then current Interest Period applicable to each such Eurodollar Advance.

     4.02. ILLEGALITY. If, after the date of this Loan Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its Eurodollar Advances, and such Bank shall so notify Agent, Agent shall forthwith give notice thereof to Banks and Borrowers. Before giving any notice pursuant to this Subsection, such Bank shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be materially disadvantageous to such Bank (as determined in good faith by such Bank). Upon receipt of such notice, the obligation of such Bank to make Eurodollar Advances shall be suspended until receipt of notice from such Bank that such circumstances giving rise to such suspension no longer exist and Borrowers shall either (i) repay in full the then outstanding principal amount of the Eurodollar Advance of such Bank, together with accrued interest thereon, or (ii) convert such Eurodollar Advance to a Floating Base Advance, in either case on (a) the last day of the then current Interest Period applicable to such Eurodollar Advance if such Bank may lawfully continue to maintain and fund such Eurodollar Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Advance to such day.

     4.03. INCREASED COSTS FOR EURODOLLAR LOANS. If any Governmental Authority, central bank or other comparable authority, shall at any time after the date of this Agreement impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement of such Bank), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank, or shall impose on any Bank (or its Eurodollar lending office) or the Interbank Eurodollar market any other condition affecting its Eurodollar Advances, any Note, or its obligation to make Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining its Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or the Note by an amount reasonably deemed by such Bank to be material; then, within five (5) days after demand by such Bank (with a copy to Agent), Borrowers shall pay to Agent, for the account of such Bank, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrowers and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If any Bank demands compensation under this Section, then Borrowers may at any time, upon at least five (5) Business Days' prior notice to such Bank through Agent, either
(i) repay in full the then outstanding Eurodollar Advances of such Bank, together with accrued interest thereon to the date of prepayment or (ii) convert such Eurodollar Advances to Floating Base Advances in accordance with the provisions of this Loan Agreement; provided, however, that Borrowers shall be liable for any Consequential Loss arising pursuant to such actions. Each Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Revolving Credit Loans, including the use of a different lending office, as long as in the good faith opinion of such Bank such actions would not have a material adverse effect upon it.

     4.04.  EFFECT ON INTEREST OPTIONS.  If notice has been given pursuant to
Section 4.02 or Section 4.03 requiring the Eurodollar Advances of any Bank to be repaid or converted, then unless and until such Bank notifies Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances shall be Floating Base Advances. If such Bank notifies Borrowers that the circumstances giving rise to such repayment no longer apply, Borrowers may thereafter select Advances to be Eurodollar Advances in accordance with Section 2.02(c) of this Loan Agreement.

     4.05. PAYMENTS NOT AT END OF INTEREST PERIOD. If Borrowers make any payment of principal with respect to any Eurodollar Borrowing on any day other than the last day of an Interest Period applicable to such Eurodollar Borrowing (including payments made pursuant to Sections 4.02 or 4.03), then Borrowers shall reimburse each Bank on demand the Consequential Loss incurred by it as a result of the timing of such payment. A certificate of each Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Borrowers through Agent and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a Eurodollar Borrowing to a Floating Base Borrowing on any day other than the last day of the Interest Period for such Eurodollar Borrowing shall be deemed a payment for purposes of this Section.


                                  ARTICLE V

                                  SECURITY

     5.01 LIENS AND SECURITY INTERESTS. The Obligations and the Notes shall be secured by a first priority security interest in all Finance Contracts evidencing Indirect Loans (except Finance Contracts subject to a Securitization or Additional Warehouse Facility) and proceeds of sale of collateral securing Finance Contracts (except Finance Contracts subject to a Securitization or Additional Warehouse Facility) and all promissory notes payable to any of Borrowers.

     5.02 GUARANTY DOCUMENTS. To secure the Obligations and the Notes, each of the Guarantors shall execute and deliver to Agent the Guaranty Agreements.


                                      ARTICLE VI

                                 CONDITIONS PRECEDENT

     6.01. INITIAL ADVANCES. The obligation of each Bank to make the Revolving Credit Loan herein provided for and the initial Advances thereunder is subject to the condition precedent that, on or before the date of such Advance, Agent shall have received for each Bank the following, each dated the date of such Advance, in form and substance satisfactory to Agent and such Bank:

     (a) REVOLVING CREDIT NOTES. A duly executed promissory note, drawn to the order of each Bank, in the form of EXHIBIT A attached hereto with appropriate insertions.

     (b) SWING LINE NOTE. The duly executed Swing Line Note drawn to the order of Wells Fargo Bank (Texas), National Association in form satisfactory to Wells Fargo.

     (c) SECURITY AGREEMENT. Security Agreement executed by Borrowers covering all now existing and hereafter arising Finance Contracts evidencing Indirect Loans except Finance Contracts subject to a Securitization or an Additional Warehouse Facility.

     (d) FINANCING STATEMENTS. Financing statements executed by each of Borrowers covering all now existing and hereafter arising Finance Contracts evidencing Indirect Loans except Finance Contracts subject to a Securitization or an Additional Warehouse Facility.

     (e) GUARANTY AGREEMENT. The Guaranty Agreement in the form of EXHIBIT B executed by AmeriCredit Premium Finance, Inc. and ACF Investment Corp.

     (f) AGENT'S FEE AGREEMENT. Agent's fee agreement between Borrowers and Agent and the agent's fee payable to Agent.

     (g) BORROWING BASE. A borrowing base certificate satisfying the requirements of Section 8.01.

     (h) ARTICLES OF INCORPORATION OF BORROWERS. A copy of the Articles of Incorporation of each of Borrowers and all amendments thereto.

     (i) BYLAWS OF BORROWERS. A certified copy of the bylaws of each of Borrowers.

     (j) RESOLUTIONS OF BORROWERS. Resolutions of each of Borrowers authorizing the execution of this Loan Agreement and each of the other Loan Documents duly adopted by the Board of Directors of each of Borrowers and accompanied by a certificate of the Secretary of Company stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

     (k) INCUMBENCY CERTIFICATE OF BORROWERS. An incumbency certificate with respect to each of Borrowers executed by the appropriate officers of such Borrower.

     (l) CERTIFICATES OF EXISTENCE AND ACCOUNT STATUS FOR BORROWERS. A current certificate of existence and good standing from the state of incorporation of each of Borrowers and a current certificate of account status from the Comptroller of Public Accounts of the State of Texas.

     (m) AUTHORITY TO TRANSACT BUSINESS. Certificate evidencing the authority of each of Borrowers to conduct or transact business in the State of Texas and in all other states in which any of them conducts or transacts business.

     (n) ARTICLES OF INCORPORATION OF THE GUARANTORS. A copy of the Articles of Incorporation of each of the Guarantors and all amendments thereto.

     (o) BYLAWS OF EACH GUARANTOR. A certified copy of the bylaws of each of the Guarantors.

     (p) RESOLUTIONS OF EACH GUARANTOR. Resolutions of each one of the Guarantors approving the execution of the Guaranty Agreement duly adopted by the Board of Directors of each of such Guarantors and accompanied by a certificate of the Secretary of each of such Guarantors stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

     (q) INCUMBENCY CERTIFICATES OF GUARANTORS. An incumbency certificate with respect to each Guarantor executed by the appropriate officers of each such Guarantor.

     (r) CERTIFICATES OF EXISTENCE AND ACCOUNT STATUS FOR EACH GUARANTOR. A current certificate of existence from the state of incorporation of each
Guarantor and a certificate of account status from the Comptroller of Public Accounts of the State of Texas for each Guarantor.

     (s) AUTHORITY TO TRANSACT BUSINESS. Certificate evidencing the authority of each Guarantor to conduct or transact business in each state in which each such Guarantor conducts or transacts business.

     (t) OPINION OF COUNSEL. An executed opinion of counsel to Borrowers and each of the Guarantors.

     (u)     LOAN ORIGINATION FEES.  The loan origination fees described in
Section 2.01(d).

     (v) FINANCIAL STATEMENT. Audited financial statement of Company for its fiscal year ended June 30, 1997, together with an unqualified opinion from a recognized accounting firm of national standing.

     (w) FIELD EXAMINATION. Field examination of collateral conducted by Agent which is satisfactory to Agent and Banks.

     6.02. ALL ADVANCES. The obligations of each Bank to make any Advance under this Loan Agreement (including the initial Advance) shall be subject to the following conditions precedent:

     (a) NO DEFAULTS. As of the date of the making of such Advance, there exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

     (b) COMPLIANCE WITH LOAN AGREEMENT. Borrowers shall have performed and complied in all material respects with all agreements and conditions contained herein and in the Loan Documents which are required to be performed or complied with by Borrowers before or at the date of such Advance or conversion.

     (c) REQUEST FOR BORROWING. In the case of any Borrowing, Agent shall have received from Borrowers a Request for Borrowing in the form of EXHIBIT "C", EXHIBIT "D" or EXHIBIT "E" attached hereto, dated as of the date of such Advance and signed by an authorized officer of the Borrowers, all of the statements of which shall be true and correct, certifying that, as of the date thereof, (i) all of the representations and warranties of Borrowers contained in this Loan Agreement and each of the Loan Documents executed by Borrowers are true and correct, (ii) no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default, and (iii) such other facts as Agent may reasonably request.

     (d) NO MATERIAL ADVERSE CHANGE. As of the date of making such Advance, no change has occurred in the business or financial condition of the Company and its Subsidiaries on a Consolidated basis as reflected on the financial statement of Company for its fiscal year ended June 30, 1997 which has caused or could cause a Material Adverse Effect.

     (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article VII (other than the representations and warranties contained in Section 7.07) hereof and in each of the Loan Documents shall be true and correct on the date of making of such Advance, with the same force and effect as though made on and as of that date.

     (f) BANKRUPTCY PROCEEDINGS. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against any of Borrowers or any Guarantor.

     (g) FINANCING STATEMENTS. If requested and prepared by Agent, Borrowers shall have executed and delivered to Agent financing statements covering all Finance Contracts evidencing Indirect Loans except Finance Contracts subject to (i) a Securitization or (ii) an Additional Warehouse Facility.

                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

     To induce Banks to make the Revolving Credit Loans and the Swing Line Loan, Borrowers represent and warrant to Banks that:

     7.01. ORGANIZATION AND GOOD STANDING OF BORROWERS. Each of Borrowers is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

     7.02. ORGANIZATION AND GOOD STANDING OF THE GUARANTORS. Each of the Guarantors is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

     7.03. AUTHORIZATION AND POWER. Each of Borrowers has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement and the other Loan Documents to be executed by such Borrower; each of Borrowers is duly authorized to, and has taken all corporate action necessary to authorize such Borrower to, execute, deliver and perform this Loan Agreement, the Notes and such other Loan Documents and is and will continue to be duly authorized to perform this Agreement, the Notes and such other Loan Documents. Each of the Guarantors has the corporate power and requisite authority to execute, deliver and perform the Guaranty Agreement.

     7.04. NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Loan Agreement, the Notes, the Guaranty Agreement or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which any of Borrowers or any of the Guarantors is subject or any judgment, license, order or permit applicable to any of Borrowers or any of the Guarantors, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which any of Borrowers or any of the Guarantors is a party or by which any of Borrowers or any of the Guarantors may be bound, or to which any of Borrowers or any of the Guarantors may be subject, or violate any provision of the Charter or Bylaws of any of Borrowers or any of the Guarantors. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any of Borrowers or any of the Guarantors of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

     7.05. ENFORCEABLE OBLIGATIONS. This Loan Agreement, the Notes, the Security Agreement, the Guaranty Agreement and the other Loan Documents are the legal and binding obligations of the Borrowers and/or Guarantors parties thereto, enforceable against such parties in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     7.06. NO LIENS. Except for Permitted Liens, all of the properties and assets of Borrowers and their Subsidiaries are free and clear of all mortgages, liens, encumbrances and other adverse claims of any nature, and such corporation has and will have good and marketable title to such properties and assets.

     7.07. FINANCIAL CONDITION. Company has delivered to Agent copies of the Consolidated balance sheet of Company and its Subsidiaries as of June 30, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the period ended such date; such financial statements are true and correct in all material respects, fairly present the financial condition of Company and its Subsidiaries as of such date and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Company and its Subsidiaries which are (separately or in the aggregate) material and are not reflected in such financial statements or disclosed in writing to Agent; no changes having a Material Adverse Effect have occurred in the financial condition or business of any Borrower since June 30, 1997.

     7.08. FULL DISCLOSURE. There is no material fact that Borrowers have not disclosed to Agent and Banks which could have a Material Adverse Effect. Neither the financial statements referred to in Section 7.07 hereof, nor any certificate or statement delivered herewith or heretofore by any of Borrowers to Banks in connection with negotiation of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading in any material respect.

     7.09. NO DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

     7.10. NO LITIGATION. Except as described in EXHIBIT F attached hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrowers threatened, against any of Borrowers or any of the Guarantors that could reasonably be expected to, if adversely determined, have a Material Adverse Effect.

     7.11. REGULATORY DEFECTS. As of the date hereof, Borrowers have advised Banks, in writing, of all Regulatory Defects of which any of Borrowers has been advised or has knowledge.

     7.12. USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Revolving Credit Loans will be used by the Borrowers and the Guarantors solely for acquiring Finance Contracts and general corporate purposes of AmeriCredit Corp., AmeriCredit Financial Services, Inc. and AmeriCredit Operating Co., Inc. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of

Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or G. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. No Borrower nor any Person acting on behalf of Borrowers has taken or will take any action which might cause the Notes or any of the other Loan Documents, including this Loan Agreement, to violate Regulations U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. None of Borrowers own any "margin stock" except for that described in the financial statements referred to in Section 7.07 hereof and, as of the date hereof, the aggregate value of all "margin stock" owned by Borrowers and their Subsidiaries does not exceed 25% of the aggregate value of all of the assets of Company and its Subsidiaries.

     7.13.  NO FINANCING OF CORPORATE TAKEOVERS.  Except as permitted by
Section 9.09, no proceeds of the Revolving Credit Loans will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

     7.14. TAXES. Except as previously disclosed to Bank, all tax returns required to be filed by each of Borrowers and their Subsidiaries in any jurisdiction have been filed or will be filed prior to the date on which the tax payable with respect to such return will become delinquent and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon any of Borrowers or any of their Subsidiaries or upon any of their respective properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. To the best of each Borrower's knowledge, there is no proposed tax assessment against any of Borrowers except as disclosed to Banks.

     7.15. PRINCIPAL OFFICE, ETC. The principal office, chief executive office and principal place of business of each of Borrowers is at 200 Bailey Avenue, Fort Worth, Tarrant County, Texas 76107, and Borrowers maintain their principal records and books at 4100 International Plaza, Overton Center II, Suite 600, Fort Worth, Texas 76109.

     7.16. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrowers, any member of the Controlled Group, nor any duly appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under Section 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); and (d) each Plan of Company or its Subsidiaries has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

     7.17. COMPLIANCE WITH LAW. Except as described on EXHIBIT G, Company and each of its Subsidiaries are in compliance in all material respects with all laws, rules, regulations, ordinances, orders and decrees which are applicable to Company, any of its Subsidiaries or any of their respective properties or business. Neither Company nor any Subsidiary has been notified by any Governmental Authority that Company or any Subsidiary has failed to comply with any such laws, rules, regulations, orders or decrees nor has Company or any Subsidiary been notified of any Environmental Claim except as described in EXHIBIT H.

     7.18. GOVERNMENT REGULATION. No Borrower nor any of the Guarantors are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Company or any of its Subsidiaries of indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

     7.19. INSIDER. Company is not, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of Company is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary, or of any bank at which Bank maintains a correspondent account, or of any bank which maintains a correspondent account with any Bank.

     7.20. SUBSIDIARIES. Company directly owns all of the capital stock of AmeriCredit Financial Services, Inc., AmeriCredit Operating Co., Inc., AmeriCredit Premium Finance, Inc. and ACF Investment Corp., in each case free and clear from all liens, security interests, charges and encumbrances.

     7.21. SOLVENCY. Excluding intercompany indebtedness, Company and each of its Subsidiaries now have capital sufficient to carry on their businesses and transactions and all business and transactions in which they are about to engage, and for which they have projected, and are now solvent and able to pay their debts as they mature and each of Company and its Subsidiaries now owns property having a value, both at fair valuation and at present fair saleable value greater than the amount required to pay its respective debts. Excluding intercompany indebtedness and without giving effect to the Guaranty Agreement, no Guarantor is "insolvent" on the date hereof (that is, the sum of such Guarantor's absolute and contingent liabilities does not exceed the fair market value of such Guarantor's assets). Each Guarantor has received or will receive good and fair consideration for its liability and obligations incurred in connection with the Guaranty Agreement, and the incurrence of its liability under the Guaranty Agreement in return for such consideration may reasonably be expected to benefit each Guarantor, directly or indirectly.

     7.22. ENVIRONMENTAL MATTERS. Except as described in EXHIBIT "H" attached hereto, none of the properties of Company or its Subsidiaries which are presently owned has been used at any time during their ownership to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with Hazardous Materials. Except as described in EXHIBIT "H" attached hereto, there are no past, pending or, to the best of Company's knowledge, threatened or potential Environmental Claims against Company or any of its Subsidiaries or with respect to any properties presently owned or controlled by Company or any of its Subsidiaries. Except as described in EXHIBIT "H" attached hereto, there are no underground storage tanks located on any of the properties presently owned or controlled by Company or any of its Subsidiaries and, to Company's best knowledge, there never have been any underground storage tanks located on any of the properties presently owned or controlled by Company or any of its Subsidiaries, and the Company has received no actual (as contrasted with constructive) notification of any Environmental Claims relating to any property contiguous to any property owned or controlled by Company or any of its Subsidiaries.

     7.23. ENDORSEMENT OF INDIRECT LOANS. Borrowers have endorsed all Finance Contracts evidencing Indirect Loans in the manner specified in the Security Agreement except Finance Contracts that are subject to a Securitization.

     7.24. REPRESENTATIONS AND WARRANTIES. Each Request for Borrowing shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrowers that no Event of Default, or any event which with the giving of notice or lapse of time or both would constitute, mature into or become an Event of Default, shall have occurred and be continuing and that all representations and warranties contained in this
ARTICLE VII (other than in Section 7.07) or in any other Loan Document are true and correct at and as of the date the Advance is to be made.

     7.25. SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties made herein are true and correct when made by Borrowers and shall survive delivery of the Notes and the Guaranty Agreement and the making of the Revolving Credit Loan and any investigation at any time made by or on behalf of Agent or any Bank shall not diminish Agent or such Bank's right to rely thereon.

                                     ARTICLE VIII

                                AFFIRMATIVE COVENANTS

     So long as Banks have any commitment to make Advances hereunder and until payment in full of the Notes and the Obligation, Borrowers agree and covenant that Borrowers will (unless Majority Banks shall otherwise consent in writing):

     8.01. BORROWING BASE CERTIFICATE. Within two (2) weeks after the fifteenth and last days of each month and as provided on the Intercreditor Agreement, Borrowers shall furnish to Agent a certificate in the form of EXHIBIT "I" executed by the chief financial officer, treasurer or one of the vice presidents of each of Borrowers reflecting in detail a computation of the Revolving Credit Borrowing Base as of the fifteenth and last days of each month.

     8.02. COMPLIANCE CERTIFICATES. Within thirty (30) days after the end of each month, Borrowers shall deliver to Agent a certificate in the form of EXHIBIT "J" executed by the chief financial officer, treasurer, or one of the vice presidents of each of Borrowers stating that a review of its activities during such month has been made under his supervision and that such Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof.

     8.03. MONTHLY STATEMENTS. Within thirty (30) days after the end of each calendar month, Company shall furnish to Agent copies of the consolidated balance sheet of Company and its Subsidiaries as of the close of such calendar month, and consolidated statements of income and of cash flow of Company and its Subsidiaries for the portion of the year then ended prepared in accordance with GAAP, in each case setting forth in comparative form the figures for the preceding year.

     8.04 QUARTERLY STATEMENTS. Within forty five (45) days after the end of each fiscal quarter of Company, Company shall furnish to Agent copies of the consolidated and consolidating balance sheet of Company and its Subsidiaries as of the close of such fiscal quarter and consolidated and consolidating statements of income and consolidated statements of cash flow of Company and its Subsidiaries for the portion of the year then ended prepared in accordance with GAAP.

     8.05. AUDITED ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Company, Company shall furnish to each of Banks copies of the Consolidated balance sheet of Company and its Subsidiaries as of the close of such fiscal year and Consolidated statements of income, shareholders' equity and the statement of cash flow of Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year and accompanied by a separate opinion (which shall not be qualified by reason of any limitation imposed by Company) of independent public accountants of recognized national standing selected by Company and satisfactory to Agent, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles, and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards. In addition, as soon as available and in any event within 120 days after the close of each fiscal year, Company shall furnish to each of Banks a report of independent public accountants of recognized standing selected by Company and satisfactory to Agent containing a computation of the covenants contained in Sections 9.01, 9.02, 9.03, 9.04, 9.05 or 9.06, all in reasonable detail.

     8.06. SEC AND OTHER REPORTS. Promptly upon transmission thereof, Company shall furnish Agent with copies of all financial statements, proxy statements, notices and reports which Company sends to its public security holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), including, but not limited to, Form 10-Q and Form 10-K.

     8.07. DELINQUENCIES. Within thirty (30) days after the end of each month, Borrowers shall furnish to Agent (a) a summary report reflecting the amount of all delinquencies and charge-offs for Net Indirect Loans, the percentage of Net Indirect Loans which are delinquent, and the percentage of Net Indirect Loans which have been charged off and (b) a summary report reflecting the amount of all Net Indirect Loans that are past due by cycle.

     8.08.     LIST OF INDIRECT LOANS.   Within thirty (30) days after the end
of each calendar month, Borrowers shall furnish to Agent one (1) copy of a list of all Finance Contracts and promissory notes evidencing Net Indirect Loans (other than Finance Contracts subject to a Securitization or subject to an Additional Warehouse Facility) that reflects the name, address and account number of each Obligor and the unpaid principal balance of each Finance Contract and promissory note as of the end of such preceding calendar month.

     8.09.     CHARGE OFF VINTAGE REPORTS.   Within thirty (30) days after the
end of each month, Borrowers shall furnish Agent with a delinquency and charge-off vintage report reflecting the percentage of Net Indirect Loans which are delinquent and which have been charged off by month of origination accompanied by the supporting data.

     8.10. ROLLFORWARD REPORT. Within thirty (30) days after the end of each month, Borrowers shall furnish to Agent a notes receivable rollforward report reflecting all originations, collections, charge-offs, pay-offs and ending balances for Net Indirect Loans.

     8.11. REPOSSESSIONS. Within thirty (30) days after the end of each month, Borrowers shall furnish to Agent a summary report reflecting the aggregate principal amount of Finance Contracts in respect of which the related motor vehicle has been repossessed during the reporting period, excluding Finance Contracts which have been charged off.

     8.12.     MODIFIED CONTRACTS.   Within thirty (30) days after the end of
each month, Borrowers shall furnish to Agent a summary report reflecting the principal amount of all Finance Contracts that have been modified in any way during the reporting period which affects the contractual timing or amount of any installment payment due under such Finance Contract.

     8.13. MATERIAL EVENTS. Each of the Borrowers shall promptly notify Agent of (i) any Material Adverse Effect in its financial condition or business;
(ii) any material default under any material agreement, contract or other instrument to which such Borrower is a party or by which any of its properties are bound, or any acceleration of any maturity of any Indebtedness owing by such Borrower, (iii) any material adverse claim against or affecting such Borrower or any of its properties which might or could reasonably be expected to have a Material Adverse Effect; (iv) any litigation, or any claim or controversy which might become the subject of litigation, against such Borrower or affecting any of such Borrower's property, if such litigation or potential litigation might or could reasonably be expected to have, if adversely determined, a Material Adverse Effect or might or could reasonably be expected to cause an Event of Default; (v) any material change in underwriting standards or criteria, (vi) a change in the executive officers of any of Borrowers, or (vii) the occurrence of any default or Event of Default.

     8.14. INSURANCE. Each Borrower shall maintain on its properties insurance of responsible and reputable companies in such amounts and covering such risks as is prudent and is usually carried by companies engaged in businesses similar to that of such Borrower; each Borrower shall furnish Agent, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant.

     8.15. LICENSES. Borrowers shall preserve and maintain all material licenses, privileges, franchises, certificates and the like necessary for the operation of their respective business.

     8.16. COMPLIANCE WITH LOAN DOCUMENTS. Borrowers will comply in all material respects with any and all covenants and provisions of this Loan Agreement, the Notes and all other of the Loan Documents.

     8.17. COMPLIANCE WITH MATERIAL AGREEMENTS. Borrowers will comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting their properties or business where the failure to so comply would have a Material Adverse Effect.

     8.18. OPERATIONS AND PROPERTIES. Borrowers will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments; Borrowers will keep in good working order and condition, ordinary wear and tear excepted, all of their respective assets and properties which are necessary to the conduct of its business except for worn out or obsolete assets which have been replaced.

     8.19. BOOKS AND RECORDS; ACCESS. Upon prior written notice, Borrowers will give any representative of any Bank access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrowers and relating to its affairs, and to inspect any of the properties of Borrowers and discuss their respective affairs with their respective officers, directors, employees and representatives. Borrowers will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

     8.20. COMPLIANCE WITH LAW. Company will comply with and will cause each Subsidiary to comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect on Company's or any Subsidiary's financial condition, business or credit.

     8.21. ERISA COMPLIANCE. Each Borrower shall (a) at all times, make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans;
(b) notify each Bank immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by a Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and
(c) furnish to each Bank, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

     8.22. ADDITIONAL INFORMATION. Borrowers shall promptly furnish to Agent, at Agent's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrowers as Agent may from time to time reasonably request.

     8.23. PRINCIPAL DEPOSITORY. Borrowers shall use Agent as their principal depository; Borrowers shall use the lockbox services of Agent and Co-Agent.

     8.24. GUARANTY OF SUBSIDIARY CORPORATIONS. Borrowers shall cause each Subsidiary formed or acquired after the date of this Agreement to execute a Guaranty of the Notes within ten (10) days after the date of formation or acquisition of such Subsidiary except (i) any special purpose Subsidiary formed solely for the purpose of consummating a Securitization or an Additional Warehouse Facility and (ii) the Mortgage Subsidiary.

     8.25. FINANCING STATEMENTS. If requested by Agent, each of Borrowers shall execute and deliver to Agent new financing statements in form satisfactory to Agent at the time it commences conducting business in any state in which it has not previously conducted business.

     8.26. FIELD TESTS AND ANNUAL AUDIT. Borrowers shall from time to time permit Banks to conduct field examinations at the expense of Banks. Borrowers shall permit Agent to engage an independent third party (to be approved by Majority Banks and Borrowers, which approval shall not be unreasonably withheld or delayed by Borrowers) to conduct a collateral audit annually at the expense of Borrowers (not to exceed $25,000 annually plus travel expenses unless an Event of Default or extraordinary circumstances exist).

     8.27. DELIVERY OF INDIRECT LOANS. At the request of Agent or Majority Banks after the occurrence of an Event of Default, Borrowers shall promptly deliver to Agent all Finance Contracts and promissory notes evidencing Indirect Loans duly endorsed or assigned to Agent other than Indirect Loans subject to a Securitization or an Additional Warehouse Facility.

     8.28. INSPECTION OF INDIRECT LOANS. Borrowers shall permit Agent and its officers and representatives to inspect all Finance Contracts (except Finance Contracts subject to a Securitization or an Additional Warehouse Facility) and promissory notes evidencing Indirect Loans once each month during normal business hours.

     8.29 CAPITAL ADEQUACY. If any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the affect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then from time-to-time, within 15 days after demand by such Bank, the Borrowers shall pay, without duplication, to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Said demand shall include in reasonable detail the amount of and the cause of such compensation demand.

     8.30. SECURITIZATION. Borrowers shall consummate a Securitization at least every 180 days resulting in the receipt of proceeds by Borrowers of not less than $100,000,000 which shall be used to reduce any outstanding Swing Line Borrowings, Revolving Credit Loans and/or outstanding advances or borrowings under an Additional Warehouse Facility based upon the respective Finance Contracts sold into the Securitization.

     8.31. TRIGGER EVENT. Borrowers shall notify Agent of the occurrence of a Trigger Event in connection with the delivery of the Compliance Certificate required by Section 8.02.

     8.32. FURTHER ASSURANCES. Upon request of the Agent, Borrowers agree to promptly cure any defects in the creation, issuance, execution and delivery of this Loan Agreement or in the Loan Documents. Each of Borrowers, at their expense, will further promptly execute and deliver to Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrowers hereunder, or to further evidence and more fully describe the obligations of Borrowers hereunder, or to correct any omissions herein, or to more fully state the obligations set out herein.

     8.33. INTERCREDITOR AGREEMENT. Borrowers shall execute and deliver to Agent the Intercreditor Agreement in form satisfactory to Agent prior to entering into an Additional Warehouse Facility.

                                      ARTICLE IX

                                  NEGATIVE COVENANTS

     So long as Banks have any commitment to make Advances hereunder, and until full payment of the Notes and the performance of the Obligation, Borrowers covenant and agree that neither Borrowers nor any of their respective Subsidiaries will, unless Majority Banks otherwise consent in writing:

      9.01. RATIO OF ADJUSTED INDEBTEDNESS TO TANGIBLE NET WORTH. Permit the ratio of the total amount of the Adjusted Indebtedness of Company and its Subsidiaries to the Tangible Net Worth of Company and its Subsidiaries on a Consolidated basis to be more than 2.5 to 1.0 at any time; or

      9.02. MINIMUM INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio computed on a trailing twelve (12) month basis to be less than 2.2 to 1.0 at any time; or

      9.03. LOSS. Incur any net loss on a consolidated basis determined in accordance with GAAP during any calendar quarter; or

     9.04. RESTRICTIONS ON DIVIDENDS ON CAPITAL STOCK. Pay any dividends or make any distributions on or with respect to its outstanding capital stock except to Company or its wholly-owned Subsidiaries or purchase, redeem or purchase any of its capital stock in excess of the sum of fifteen million dollars ($15,000,000) and the aggregate amount of new equity received by Company as a result of the sale of capital stock of Company or the exercise of options relating to the capital stock of Company during any trailing twelve (12) months; or

      9.05. LOSSES TO NET INDIRECT LOANS. Permit the ratio of Net Credit Losses during the prior 12 months to the sum of month end balances of Net Indirect Loans over the prior 13 months DIVIDED BY 13 to be greater than .10 to
1.0 at any time; or

      9.06. DELINQUENT AND REPOSSESSED LOANS TO NET INDIRECT LOANS. Permit the ratio of the sum of Delinquent Loans and Repossessed Loans to Net Indirect Loans to be greater than .075 to 1.0 at any time; or

      9.07. LIQUIDATION; MERGERS. Liquidate, dissolve or reorganize; or merge with any other corporation or entity unless Company or one of its Subsidiaries is the survivor of such merger; or make or permit any of its Subsidiaries to make any other substantial change in its capitalization or its business; or

      9.08. ENTER INTO TRANSACTION WITH AFFILIATES. Enter into, or be a party to, any transaction with any Affiliate, Subsidiary or shareholder of Company, except (i) as permitted by this Agreement, (ii) in the ordinary course of and pursuant to the reasonable requirements of Company's business and upon fair and reasonable terms which are fully disclosed to Agent or (iii) sales of equity securities to its current shareholders other than management in connection with future financing upon fair and reasonable terms which are fully disclosed to Agent which are no less favorable to Company than would be in an arm's length transaction with Person's not an Affiliate; or

      9.09. BUSINESS ACQUISITIONS AND INVESTMENTS. Purchase or otherwise acquire by merger or otherwise all or substantially all of the assets of any other corporation, partnership or person or make Investments in Subsidiaries in excess of twenty five million dollars ($25,000,000) in the aggregate; or

     9.10. NEGATIVE PLEDGE. Create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens and Liens in favor of Agent and Liens granted by the Mortgage Subsidiary; or

     9.11. NO GRANT OF NEGATIVE PLEDGE. Agree with any Person not to create or suffer to exist any mortgage, pledge, security interest or encumbrance or Lien upon any of its property or assets now owned or hereafter acquired except with respect to the property or assets of the Mortgage Subsidiary or in connection with the Senior Notes; or

     9.12. SALE OF ASSETS. Sell or permit any Subsidiary other than the Mortgage Subsidiary to sell any of its material assets except in the ordinary course of business; or

     9.13. CHANGE IN BUSINESS. Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than those in which each of them is presently engaged.


     9.14.     RESTRICTION ON DEBT REPAYMENT.  Prepay any of the Senior Notes.

If any action or failure to act by Company or any Subsidiary violates any covenant or obligations of Borrowers contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

                                      ARTICLE X

                  EVENTS OF DEFAULT; REMEDIES UPON EVENT OF DEFAULT

     10.01. EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

     (a) Borrowers shall fail to pay when due any principal of, or interest on any Note or any other fee or payment due hereunder (including a payment under Section 2.01(c)) or under any of the Loan Documents; or

     (b) Any representation or warranty made under this Loan Agreement, or any of the Loan Documents or in any certificate or statement furnished to or made to Banks pursuant hereto or in connection herewith shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made; or

     (c) Failure of any of Borrowers to observe, keep and perform any of the covenants or agreements in Sections 8.13, 8.20, 8.21, 8.24, 8.28 or 8.30 or in
Article IX of this Loan Agreement; or.

     (d) Failure of any of Borrowers to observe, keep and perform any of the covenants or agreements in Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.06, 8.07,
8.08, 8.09, 8.10, 8.11, 8.12, or 8.31 and the continuance of such failure for a period of at least ten (10) days after receipt of written notice from Agent to Borrowers specifying such failure; or

     (e) Failure or refusal of any of Borrowers to observe, keep and perform any of the covenants, agreements and obligations in this Loan Agreement or any of the Loan Documents (except the covenants in Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13, 8.20, 8.21, 8.24, 8.28,
8.30 and 8.31 and in Article IX of this Loan Agreement) and the continuance of such failure or refusal for a period of twenty (20) days after receipt of written notice from Agent to Borrowers specifying such failure; or

     (f)  Any of Borrowers or any of their respective Subsidiaries shall
(i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of all or a substantial part of its assets,
(ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding; or

     (g) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of any of Borrowers or any of their Subsidiaries or of all or substantially all of their respective assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or a complaint or petition shall be filed against any of Borrowers or any of their respective Subsidiaries seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of any of Borrowers or any of their respective Subsidiaries, and such petition or complaint shall not have been dismissed within sixty (60) days; or

     (h) Any final judgment(s) for the payment of money in excess of the sum of seven hundred fifty thousand dollars ($750,000) in the aggregate shall be rendered against any of Borrowers or any of their respective Subsidiaries and such judgment or judgments shall not be satisfied or discharged at least ten
(10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

     (i) There shall occur any change in the condition (financial or otherwise) of any of Borrowers or any of their respective Subsidiaries which, in the reasonable opinion of Majority Banks, has a Material Adverse Effect; or

     (j) The occurrence of a default or an event of default under any Indebtedness, including, without limitation, the Senior Notes, any Securitization, any Additional Warehouse Facility or similar arrangement or any other agreement, indenture or other instrument to which any of Borrowers or any of their respective Subsidiaries is a party; or

     (k) Default shall occur under any Indebtedness for borrowed money issued, assumed or guaranteed by any of Borrowers or any of their respective Subsidiaries or under any indenture, agreement or other instrument under which the same may be issued and such default shall continue for a period of time sufficient to permit the acceleration of maturity of such Indebtedness or any such Indebtedness shall not be paid when due.

     10.02. REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, then Agent shall, at the request of Majority Banks, exercise any one or more of the following rights and remedies, and any other remedies in any of the Loan Documents, as Majority Banks in their sole discretion, may deem necessary or appropriate: (i) declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or notice of intention to accelerate or other notice of any kind, all of which Borrowers hereby expressly waive, anything contained herein or in the Notes to the contrary notwithstanding, (ii) refuse to make any additional Advances under the Notes, (iii) reduce any claim to judgment, (iv) apply to the payment of the Notes all collections received in the lockbox with Agent to which payments on the Eligible Finance Contracts pledged to Agent and Banks are sent and/or (v) without notice of default or demand, pursue and enforce any of Banks' rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement. Notwithstanding the foregoing, in the event of the occurrence of an Event of Default under Section 10.01(f) or
Section 10.01(g), the entire amount of principal of, and interest then accrued on, the Notes shall automatically be immediately due and payable, without demand, notice of default, notice of acceleration or notice of any kind, all of which Borrowers hereby expressly waive and the Revolving Commitment of each of the Banks shall terminate.

     Borrowers hereby designate and appoint Agent as its attorney-in-fact to endorse to Agent for the benefit of Banks after the occurrence of an Event of Default all checks deposited in the lockbox with Agent to which payments on the Eligible Finance Contracts pledged to Agent and Banks are sent. This power of attorney is irrevocable and is coupled with an interest.

     10.03. PERFORMANCE BY BANKS. Should any of Borrowers fail to perform in any material respect any covenant, duty or agreement contained herein or in any of the Loan Documents, Agent or Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrowers following written notice to Borrowers of such intention to perform. In such event, Borrowers shall, at the request of Agent or Banks, promptly pay any amount reasonably expended by Agent or Banks in performance or attempted performance to Agent at its principal office in Fort Worth, Texas, together with interest thereon at the Past Due Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Banks nor Agent assume any liability or responsibility (except liability attributable to their gross negligence or willful misconduct) for the performance of any duties of Borrowers hereunder or under any of the Loan Documents or other control over the management and affairs of the Borrowers.

     10.04. REMEDIES CUMULATIVE. All covenants, conditions, provisions, warranties, indemnities and other undertakings of Borrowers contained in this Agreement, or in any document referred to herein or in any agreement supplementary hereto or in any of the Loan Documents shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrowers contained herein. The failure or delay of Agent or Banks to exercise or enforce any rights, liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents against any security shall not operate as a waiver of such liens, rights, powers and remedies, but all such rights, powers and remedies shall continue in full force and effect until the loans evidenced by the Notes and the entire Obligation of Borrowers to Banks shall have been fully satisfied, and all rights, liens, powers and remedies herein provided for are cumulative and none are exclusive.

                                      ARTICLE XI

                                 ARBITRATION PROGRAM

     11.01. ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Article XI. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to (i) any of the Loan Documents, (ii) any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents or (iii) any contractual arrangement or relationship between any of Borrowers and Agent. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute; provided, however, that the pendency of any Dispute or such proceedings shall not preclude the Agent or any Bank from exercising its remedies as contemplated by Section 11.03. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     11.02 GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

     11.03 NO WAIVER, PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation, injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     11.04 ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas rules of civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     11.05 JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

     11.06 MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents.

                                     ARTICLE XII

                                      THE AGENT

     12.01. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its Commitment, the Advances made by it and the Notes issued to it, Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its capacity as a Bank. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrowers, and any Person which may do business with Borrowers, all as if Agent were not Agent hereunder and without any duty to account therefor to Banks.

     12.02. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Agent.

     12.03. CONSULTATION WITH COUNSEL. Banks agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel.

     12.04. DOCUMENTS. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

     12.05. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to Banks and Borrowers and the Agent may be removed at any time with or without cause by Majority Banks. Upon any such resignation or removal, Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

     12.06. RESPONSIBILITY OF AGENT. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof. Agent shall furnish to each of Banks within five (5) Business Days receipt copies of the documents, statements and reports furnished to Agent pursuant to Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.06, 8.07, 8.09, 8.10, 8.11 and 8.12. Banks recognize and agree, that for purposes of Section 2.02(b) hereof, Agent shall not be required to determine independently whether the conditions described in Sections 6.02(a), (b), (c), (d) and (e) have been satisfied except for the receipt of a Request For Borrowing and, in disbursing funds to Borrowers, may rely fully upon statements contained in the relevant Request for Borrowing. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument reasonably believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

     The relationship between Agent and each of the Banks is only that of agent and principal and has no fiduciary aspects, and Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Loan Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for, Borrowers. As to any matters not expressly provided for by this Loan Agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks or all the Banks where unanimity is required and such instructions shall be binding upon all Banks and all holders of Notes; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Loan Agreement or applicable law.

     12.07. NOTICES OF EVENT OF DEFAULT. In the event that Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Agent shall promptly give written notice thereof to the other Banks.

     12.08. INDEPENDENT INVESTIGATION. Each of the Banks severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrowers in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the creditworthiness of the Borrowers while the Loans are outstanding or its commitment hereunder is in force.

     12.09. INDEMNIFICATION. Banks agree to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to the proportion that the respective principal amounts of the Note held by each of them bears to the sum of the aggregate principal amount of the Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

     12.10. BENEFIT OF ARTICLE XII. The agreements contained in this Article XII are solely for the benefit of Agent and the Banks, and are not for the benefit of, or to be relied upon by, the Borrowers, or any third party.

     12.11. NOT A LOAN TO AGENT; NO DUTY TO REPURCHASE. No amount paid by any Bank hereunder shall be considered a loan to Agent. Agent shall have no obligation to repurchase any interest from any Bank.

     12.12. BANK'S REPRESENTATIONS. Each Bank represents and warrants to Agent and the other Banks that: (a) it is engaged in the business of entering into commercial lending transactions (including transactions of the nature contemplated herein) and can bear the economic risk related to the same; and (b) it does not consider the obligations hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of any federal or state securities statute or law, or any rule or regulation under any of the foregoing.

     12.13 CO-AGENT. It is expressly understood and agreed that Bank One, Texas, N.A. shall have no responsibility or obligations as a co-agent hereunder other than its obligations as a Bank under this Loan Agreement.

                                     ARTICLE XIII

                                    MISCELLANEOUS

     13.01. WAIVER. No failure to exercise, and no delay in exercising, on the part of any Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Banks hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     13.02. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents relating to the loans evidenced by the Notes (the "Loan Documents") must be given in writing and personally delivered, sent by telecopy or telex (answerback received) or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed at the address of such party as follows:

    Borrowers:      AmeriCredit Corp.
                    200 Bailey Avenue
                    Fort Worth, Texas 76107
                    Attn: Chief Financial Officer
                    FAX No. (817) 882-7101

                    AmeriCredit Financial Services, Inc.
                    200 Bailey Avenue
                    Fort Worth, Texas 76107
                    Attn: Chief Financial Officer
                    FAX No. (817) 882-7101

                    AmeriCredit Operating Co., Inc.
                    200 Bailey Avenue
                    Fort Worth, Texas 76107
                    Attn: Chief Financial Officer
                    FAX No. (817) 882-7101

     Agent: Wells Fargo Bank (Texas), National Association 505 Main Street, Suite 300
                    Fort Worth, Texas 76102
                    Attn: Susan B. Sheffield
                    FAX No. (817) 347-0010




                    Wells Fargo Bank, N.A.
                    201 Third Street
                    Eighth Floor
                    San Francisco, California 94103
                    Attn: Agency Department - Cecilia Go
                    FAX No. (415) 512-9408

Any such notice or other communication shall be deemed to have been given on the date it is personally delivered or sent by telecopy or telex as aforesaid or, if mailed, on the second day after it is mailed as aforesaid (whether actually received or not). Any party may change its address for purposes of this Loan Agreement by giving notice of such change to all other parties pursuant to this
Section 13.02. Any notice given hereunder by Borrowers to Agent shall constitute notice to all of the Banks. Agent shall promptly notify Banks of any notice given by Borrowers hereunder.

     13.03. PAYMENT OF EXPENSES. Borrowers agree to pay all costs and expenses of Banks (including, without limitation, the reasonable attorneys' fees of Banks' outside legal counsel) incurred by Banks in connection with the preservation and enforcement (which include work-outs and bankruptcy related matters) of Banks' rights under this Loan Agreement, the Notes, and/or the other Loan Documents, and all reasonable costs and expenses of Banks (including without limitation the reasonable fees and expenses of Banks' outside legal counsel) in connection with the negotiation, preparation, execution and delivery of this Loan Agreement, the Notes, and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto.

     13.04. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Loan Agreement, the Notes or in any of the other Loan Documents, Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and, in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrowers and Banks shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payments (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the indebtedness so that interest paid by Borrowers does not exceed the Maximum Rate; provided that, if a Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Banks shall refund to Borrowers the amount of such excess or credit the amount of such excess against the principal amount of the Notes and, in such event, Banks shall not be subject to the penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     13.05. AMENDMENTS, WAIVERS, ETC. Agent may enter into any amendment or modification of, or may waive compliance with the terms of, any of the Loan Documents with the written direction of the Majority Banks; PROVIDED THAT the consent of all Banks shall be required before Agent may take or omit to take any action under any of the Loan Documents directly affecting (a) the extension of the maturity of or the postponement of the payment of any portion of the principal of or interest on Revolving Credit Loans or any fees relating thereto,
(b) a reduction of or increase in the principal amount of or rate of interest payable on Revolving Credit Loans or any fees related thereto, (c) the release of any of Borrowers, (d) the release of any of the Guarantors, (e) the release of any collateral except in the case of a Securitization or an Additional Warehouse Facility or (f) any material change in the definition of Revolving Credit Borrowing Base, in the definition of Net Amount or in the definition of Eligible Finance Contract. Nor shall any of the following occur without the consent of all Banks: (a) any amendment to the definition of Majority Banks, or
(b) any amendment to this Section 13.05. The Commitment of a Bank shall not be increased without the consent of such Bank. If any Bank is unwilling to consent to any amendment or modification of, or waiver of compliance with, the Loan Agreement (where the consent of such Bank is required), the consenting Majority Banks shall have the right, but not the obligation, to repurchase such Bank's Percentage of the Obligation at such time for a purchase price equal to Bank's Percentage of any and all unpaid Advances made by Agent to the Borrowers under the Loan Agreement, any and all unpaid interest thereon and unpaid accrued fees or other amounts owing to such Bank.

     13.06. GOVERNING LAW. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and all of the other Loan Documents.

     13.07. INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added as part of such Loan Document a provision mutually agreeable to Borrowers, Agent and Majority Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrowers, Agent and Majority Banks are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) Business Days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision reasonably acceptable to Agent and Majority Banks as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

     13.08. HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

     13.09.  PARTICIPATION AGREEMENTS AND ASSIGNMENTS.  (a)(i) Subject to
Section 13.09(a)(ii), each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including, without limitation, all or a portion of its Commitment, the Loan owing to it and the Note held by it) and the other Loan Documents; PROVIDED, HOWEVER, that (A) no such assignment shall be made except to an Affiliate unless such assignment and assignee have been approved by the Agent and, so long as no Events of Default exists, the Borrowers, such approvals not to be unreasonably withheld,
(B) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assignor under this Loan Agreement and the other Loan Documents, and no assignment shall be made unless it covers a pro rata share of all rights and obligations of such assignor under this Loan Agreement and the other Loan Documents, (C) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance substantially in the form of EXHIBIT K (hereinafter referred to as the "Assignment and Acceptance") with respect to such assignment) shall, unless otherwise agreed to by the Agent, in no event be less than $10,000,000 or, if less, the entirety of its Commitment and shall be an integral multiple of $1,000,000, (D) each such assignment shall be to an Eligible Assignee (defined below), (E) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (defined below), an Assignment and Acceptance, together with any Note subject to such assignment and (F) Agent receives a fee from the assignor in the amount of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents, (2) the assigning Bank thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Loan Agreement, such Bank shall cease to be a party hereto), and (3) Section 2.01(a) shall be deemed to have been automatically amended to reflect the revised Commitments. As used herein, "Eligible Assignee" shall mean (a) any Bank or any Affiliate of any Bank; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000 and having deposits rated in either of the two highest generic letter rating categories (without regard to subcategories) from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any other financial institution approved by the Agent; and (f) a Federal Reserve Bank.

     (ii) In the event any Bank desires to transfer all or any portion of its rights and obligations under the Loan Documents, it shall give the Borrowers and the Agent prior written notice of the identity of such transferee and the terms and conditions of such transfer (a "TRANSFER NOTICE"). Except in the case of a transfer to an Affiliate of all or a portion of a Bank's rights and obligations under the Loan Documents, so long as no Event of Default has occurred and is continuing, the Borrowers may, no later than ten (10) days following receipt of such Transfer Notice, designate an alternative transferee and such Bank shall thereupon be obligated to sell the interests specified in such Transfer Notice to such alternative transferee, subject to the following: (A) such transfer shall be made on the same terms and conditions outlined in such Transfer Notice,
(B) such transfer shall otherwise comply with the terms and conditions of the Loan Documents (including Section 13.09(a)(i), and (C) such alternative transferee must be an Eligible Assignee approved by the Agent. If the Borrowers shall fail to designate an alternative transferee within such ten (10) day period, such Bank shall, subject to compliance with the other terms and provisions hereof, be free to consummate the transfer described in such Transfer Notice.

     (b) By executing and delivering an Assignment and Acceptance substantially in the form of EXHIBIT K, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement or any other instrument or document furnished pursuant hereto, (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Loan Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 7.07 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any of the Banks (including such assigning Bank) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Loan Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Loan Agreement and the other Loan Documents are required to be performed by it as a Bank.

     (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Notes owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by the Borrowers or any of the Banks at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT K hereto and satisfies all other requirements set forth in this
Section 13.09, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the other Banks. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount corresponding to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount corresponding to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form prescribed by EXHIBIT K hereto.

     (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Loan Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the Notes owing to it); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Loan Agreement (including, without limitation, its Commitment to the Borrowers hereunder) and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and the participating banks or other entities shall not be considered a "Bank" for purposes of the Loan Documents, (iii) the participating banks or other entities shall be entitled to the cost protection provision contained in Section 4.03 and Section 4.05, in each case to the same extent that the Bank from which such participating bank or other entity acquired its participations would be entitled to the benefit of such cost protection provisions and (iv) the Borrowers and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Loan Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Loan Agreement (other than amendments, modifications or waivers with respect to the amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Notes, or the dates fixed for payments of principal or interest on the Notes).

     (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.09, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Bank by or on behalf of the Borrowers; PROVIDED that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Bank.

     (g) The obligations of the Borrowers in this Loan Agreement, the Notes and any other Loan Documents shall not be assignable or transferable by Borrowers and any purported assignment or transfer shall, as to the Agent and Banks, be of no force and effect.

     13.10. ARTICLE 15.10(b). Borrowers and Banks hereby agree that, except for Article 15.10(b) thereof, the provisions of Charter 15 of Title 79 of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not apply to the Loan Documents.

     13.11. SURVIVAL. All representations and warranties made by Borrowers herein shall survive delivery of the Notes and the making of the Revolving Credit Loans.

     13.12. NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Banks liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrowers, or for debts or claims accruing to any such persons against Borrowers. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Loan Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Banks, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrowers, nor to any other person or entity other than Borrowers.

     13.13. COUNTERPARTS. This Loan Agreement may be executed by one or more of the parties to this Loan Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Loan Agreement signed by all the parties shall be lodged with the Borrowers and the Agent.

     13.14. FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED effective as of the 3rd day of October 1997.


                                   AMERICREDIT CORP., a Texas
                                      corporation

                              By:___________________________________________
                                     Daniel E. Berce, Vice Chairman and
                                        Chief Financial Officer


                              AMERICREDIT FINANCIAL SERVICES, INC.,
                                 a Delaware corporation


                              By:___________________________________________
                                     Daniel E. Berce, Vice Chairman and
                                        Chief Financial Officer


                              AMERICREDIT OPERATING CO., INC.,
                                 a Delaware corporation

                              By:___________________________________________
                                     Daniel E. Berce, Vice Chairman and
                                        Chief Financial Officer

                                                                       BORROWERS






                                 AMERICREDIT PREMIUM FINANCE,
                                   INC., a Delaware corporation


                               By:___________________________________________
                                   Daniel E. Berce, President


                              ACF INVESTMENT CORP., a Delaware
                                   corporation


                               By:___________________________________________
                                   Daniel E. Berce, Vice Chairman and
                                       Chief Financial Officer

                                                                     GUARANTORS

                              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


                               By:___________________________________________
                                   Susan B. Sheffield, Vice President


                              BANK ONE, TEXAS, N.A.


                              By:___________________________________________
                                   J. Michael Wilson, Vice President


                              LASALLE NATIONAL BANK


                              By:___________________________________________
                                   Terry M. Keating, First Vice
                                        President






                              THE SUMITOMO BANK LIMITED


                              By:___________________________________________
                                   Kirk Stites, Vice President and
                                        Manager


                              By:___________________________________________
                                   Julie A. Schell, Vice President


                              HARRIS TRUST AND SAVINGS BANK


                              By:___________________________________________

                                Michael A. Houlihan, Vice
                                  President


                              COMERICA BANK-TEXAS


                              By:___________________________________________
                                   Stephen Graham, Senior Vice
                                      President


                              TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                              By:___________________________________________
                                     Buddy Wurthrich, Vice President


                              BANKAMERICA BUSINESS CREDIT, INC.


                              By:___________________________________________

                                 Name:______________________________________

                                 Title:_____________________________________

                              THE BANK OF NOVA SCOTIA


                              By:___________________________________________
                              Name: ________________________________________
                              Title:________________________________________

                              CIBC INC.


                              By:___________________________________________
                              Name: ________________________________________
                              Title:________________________________________

                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:___________________________________________
                              Name: ________________________________________
                              Title:________________________________________

                              BANKBOSTON, N.A.


                              By:___________________________________________
                              Name: ________________________________________
                              Title:________________________________________

                              THE LONG-TERM CREDIT BANK
                              OF JAPAN, LIMITED


                              By:___________________________________________
                              Name: ________________________________________
                              Title:________________________________________

                                                                           BANKS


                              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION

                               By:___________________________________________
                                    Susan B. Sheffield, Vice President

                                                                           AGENT
                              BANK ONE, TEXAS, N.A.


                               By:___________________________________________
                                    J. Michael Wilson, Vice President

                                                                        CO-AGENT
f-87578.WPD

                                     EXHIBIT "A"

                                REVOLVING CREDIT NOTE
                                ---------------------

$__________________                                              October 3, 1997

     FOR VALUE RECEIVED, the undersigned, AMERICREDIT CORP., a Texas corporation, AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation, and AMERICREDIT OPERATING CO., INC., a Delaware corporation (collectively, the "Borrowers"), hereby jointly, severally and unconditionally promise to pay to the order of _______________________ (the "Bank"), the principal sum of __________________ MILLION DOLLARS ($___,000,000.00), or such lesser aggregate amount of Advances as may be made pursuant to Bank's Commitment, which principal shall be payable as provided in Sections 3.01, 3.02, 3.03,
3.06 and 3.07 of the Loan Agreement, together with the interest on the unpaid principal balance of each Advance from the date made until maturity, which interest shall be determined at the varying rates per annum, and shall be payable as provided in Sections 2.04, 3.04, 3.05, 3.06 and 3.07 of the Loan Agreement. Payments of both principal and interest herein shall be made to Agent's account in lawful money of the United States of America and in immediately available funds at 505 Main Street, Fort Worth, Texas or to Agent's account in San Francisco, California wired as follows:

                    ABA No. 12100248
                    Account No. 4518151378
                    Reference:  AmeriCredit Corp. --
                                Syndicated Credit Agreement

     The Advances made by Bank to Borrowers pursuant to the Loan Agreement and all payments of the principal thereof and interest thereon may be noted by Bank on the Loan and Payment Transaction Schedule attached hereto, or on a continuation of such Schedule attached hereto or similar computer generated payment schedule; provided, however, that the failure of Bank to make any such notation or any error in making such notation shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Loan Agreement.

     This Note has been executed and delivered pursuant to the terms of that certain Restated Revolving Credit Agreement (the "Loan Agreement") by and among Borrowers, the Guarantors (as defined in the Loan Agreement) and Wells Fargo Bank (Texas), National Association, as Agent, and the Banks (as defined in the Loan Agreement) dated as of October 3, 1997, and is a "Revolving Credit Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Borrowers and for a statement of the events upon which the maturity of this Note may be accelerated.

     Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

     Borrowers agree to pay all costs and expenses of Banks incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in
Section 13.03 of the Loan  Agreement.

     Borrowers and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrowers, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Borrowers the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     [This Note is executed in renewal and extension of that one certain promissory note dated __________________, 199__ executed by AmeriCredit Corp., AmeriCredit

Financial Services, Inc. and AmeriCredit Operating Co., Inc. in the amount of $________________ payable to the order of Bank (the "Original Note"). The indebtedness evidenced by the Original Note is continuing indebtedness and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Note or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or the rights of Bank against any guarantor, surety or any other party primarily or secondarily liable for such indebtedness.]

     This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

                                   AMERICREDIT CORP., a Texas corporation



                                   By:
                                      -----------------------------------------
                                        Daniel E. Berce, Vice Chairman and
                                        Chief Financial Officer


                                   AMERICREDIT FINANCIAL SERVICES,
                                     INC., a Delaware corporation



                                   By:
                                      -----------------------------------------
                                        Daniel E. Berce, Vice Chairman and
                                        Chief Financial Officer



                                   AMERICREDIT OPERATING CO., INC.,
                                     a Delaware corporation



                                   By:
                                      -----------------------------------------
                                        Daniel E. Berce, Vice Chairman and
                                        Chief Financial Officer

                                   LOAN AND PAYMENT
                                 TRANSACTION SCHEDULE

                        attached to and made a part of a Note
                dated October 3, 1997, executed by AmeriCredit Corp.,
       AmeriCredit Financial Services, Inc. and AmeriCredit Operating Co., Inc.

                                          Amount    Unpaid     Initials
        Amount               Amount of      of     Principal  of Person
         of      Amount of   Principal   Interest   Balance     Making
Date   Advance   Principal    Repaid       Paid     of Note    Notation
----   -------   ---------   ---------   --------  ---------  ----------

------------------------------------------------------------------------

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------------------------------------------------------------------------

                                       -5-

                                     EXHIBIT "B"

                                  GUARANTY AGREEMENT



     THIS GUARANTY AGREEMENT is dated as of the 3rd day of October 1997, by AMERICREDIT PREMIUM FINANCE, INC., a Delaware corporation, and ACF INVESTMENT CORP., a Delaware corporation (collectively, the "Guarantors"), in favor of WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as agent for the benefit of the Banks (the "Agent").

                                     WITNESSETH:

     WHEREAS, pursuant to a Restated Revolving Credit Agreement (the "Loan Agreement") of even date herewith among AmeriCredit Corp., a Texas corporation, AmeriCredit Financial Services, Inc., a Delaware corporation and AmeriCredit Operating Co., Inc., a Delaware corporation (individually, a "Borrower," and collectively, the "Borrowers"), the Guarantors, Agent and Banks, the Banks have agreed to make Revolving Credit Loans to the Borrowers; and

     WHEREAS, it is a condition precedent to the obligation of the Banks to make any such Revolving Credit Loans that the Guarantors guaranty repayment thereof upon the terms and conditions set forth herein; and

     WHEREAS, Guarantors desire to induce the Banks to make such Revolving Credit Loans, which may reasonably be expected to benefit, directly or indirectly, each Guarantor.

     NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration hereby acknowledged, Guarantors agree for the benefit of Agent and the Banks as follows:

A.   DEFINITIONS.

     1. DEFINITIONS. Unless otherwise defined in this Guaranty, terms used herein shall have the meanings set forth in the Loan Agreement.

     2. ADDITIONAL DEFINITIONS. In addition to the definitions set forth in the Loan Agreement, the following terms shall have the following meanings:

     "ADJUSTED NET WORTH" shall mean, with respect to any Guarantor as of the date of determination, (a) the value of the assets of such Guarantor as of such date, minus (b) all liabilities of such Guarantor, contingent or otherwise, as of such date (excluding such Guarantor's liability hereunder), as such concepts are determined in accordance with applicable laws governing determinations of the insolvency of debtors.

     "GUARANTEED AMOUNT" shall mean, (a) the Obligations, and all renewals, extensions, increases, modifications or rearrangements thereof, plus (b) all costs incurred by the Agent and Banks to obtain, preserve, defend and enforce this Guaranty and other Loan Documents, collect the Obligations, and maintain, preserve, collect and enforce any security relating to this Guaranty or any Guaranteed Amount, including without limitation taxes, insurance premiums, attorneys' fees and legal expenses, and expenses of sale.

     "MAXIMUM GUARANTEED AMOUNT" shall mean, with respect to any Guarantor as of the date of determination, the greater of (a) the amount of any Guaranteed Amount used to make a Valuable Transfer to such Guarantor, and (b) the greater of 95% of the Guarantor's Adjusted Net Worth (i) at the date hereof (if appropriate under applicable Law), (ii) at the time the Guaranteed Amount was incurred, and (iii) on the date of enforcement hereof (which shall be deemed to be the date of commencement of a proceeding described in Section 10.01(f) or Section 10.01(g) of the Loan Agreement, if applicable).

     "VALUABLE TRANSFER" shall mean, with respect to any Guarantor, (a) all loans, advances or capital contributions made to such Guarantor with proceeds of any Guaranteed Amount, (b) the acquisition from such Guarantor or retirement by such Guarantor with proceeds of any Guaranteed Amount of debt securities or other obligations of such Guarantor, (c) the acquisition by such Guarantor of all property acquired with proceeds of any Guaranteed Amount, and transferred, absolutely and not as collateral, to such Guarantor, to the extent of the fair market value thereof, and (d) the acquisition from such Guarantor with proceeds of any Guaranteed Amount of equity securities of such Guarantor.

B.   GUARANTY

     1. GUARANTY. Each Guarantor hereby jointly and severally guarantees absolutely and unconditionally to Agent and the Banks the due performance of all terms and conditions of the Loan Agreement and other Loan Documents, and the prompt and full payment when due of the Guaranteed Amount. Notwithstanding anything herein or in any other Loan Documents to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed such Guarantor's Maximum Guaranteed Amount. Each Guarantor agrees that the Guaranteed Amount may at any time exceed the aggregate Maximum Guaranteed Amount of all Guarantors combined, without affecting or impairing the obligation of any Guarantor hereunder.

     2. PAYMENT OBLIGATIONS. If an Event of Default shall occur, and following any notices required under Section 10.01(a), Section 10.01(d) or
Section 10.01(e) of the Loan Agreement, each Guarantor shall, on demand, pay the Guaranteed Amount to

Agent at its address set forth in the Loan Agreement in immediately available funds. It shall not be necessary for Agent or the Banks, in order to enforce such payment by any Guarantor, to institute suit or exhaust its rights and remedies against the Borrowers, any other Guarantor or any other Person, including others liable to pay any Guaranteed Amount, or to enforce its rights and remedies against any security ever given to secure payment thereof.

     3. COMPLETE WAIVER OF SUBROGATION. (a) Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by the Agent or Banks of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Banks or of such Guarantor against the Borrowers to recover the amount of any payment made by such Guarantor to the Banks hereunder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and no Guarantor shall have any right of recourse to or any claim against assets or property of any Borrower, whether or not the Obligations of the Borrowers have been satisfied, all of such rights being herein expressly waived by all Guarantors. Each Guarantor agrees not to seek contribution from any other Guarantor until all of the Guaranteed Amount shall have been paid in full.
If any amount shall nevertheless be paid to a Guarantor by the Borrowers or another Guarantor, such amount shall be held in trust for the benefit of the Banks and shall forthwith be paid to the Banks to be credited and applied to the Guaranteed Amount, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrowers by virtue of any payment, court order or any federal or state law. (b) Notwithstanding the provisions of the preceding clause (a), each Guarantor shall have and be entitled to (i) all rights of subrogation otherwise provided by Law in respect of any payment it may make or be obligated to make under this Guaranty and (ii) all claims it would have against the Borrowers or any other Guarantor in the absence of the preceding clause (a), and to assert and enforce same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is 400 days after the date on which the Obligations have been paid in full and the Commitment terminated, if and only if (x) no Event of Default of the type described in Section 10.01(f) or Section 10.01(g) of the Loan Agreement with respect to the Borrowers or any other Guarantor has existed at any time on and after the date of this Guaranty to and including the Subrogation Trigger Date and (y) the existence of the Guarantor's rights under this clause (b) would not make the Guarantor a creditor (as defined in the Bankruptcy Code) of any of Borrowers or any other Guarantor in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

C.   TERMS OF GUARANTY

     1. CONTINUING GUARANTY. Each Guarantor agrees that the Guaranteed Amount and Loan Documents may be extended or renewed, and the Revolving Credit Loans repaid and reborrowed in whole or in part, without notice to or assent by such

Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Amount or Loan

Documents, or any repayment and reborrowing of the Revolving Credit Loans. Each Guarantor waives notice of acceptance of this Guaranty, presentation, demand, protest, notice of protest for nonpayment, diligence in bringing suits against any Person liable on any Guaranteed Amount, and any other notices or defenses of any kind. The obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including without limitation:

          (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Amount, including any increase, reduction or termination of the Commitment;

          (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

          (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights with respect to, any direct or indirect security for any Guaranteed Amount, including the release of any Guarantor or other Person liable on any Guaranteed Amount;

          (d) any change in the corporate existence, structure or ownership of any of Borrowers or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of Borrowers or any Guarantor or any of their assets;

          (e) the existence of any claim, defense, set-off or other rights or remedies which any of Borrowers or any Guarantor may have at any time against any of Borrowers, any Bank, the Agent, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transactions;

          (f) any invalidity or unenforceability for any reason of the Loan Agreement or other Loan Documents, or any provision of Law purporting to prohibit the payment or performance by any of Borrowers or any Guarantor of the Guaranteed Amount or Loan Documents, or of any other obligation to the Banks; or

          (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

     2. PAYMENTS WITH RESPECT TO GUARANTEED AMOUNT. Each payment on the Guaranteed Amount shall be deemed to have been made by the Company unless express written notice is given to the Agent at the time of such payment that such payment is made by a specific Guarantor.

     3. EFFECT OF DEBTOR RELIEF LAWS. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Amount, the Agent or any Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person, (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or a diversion of trust funds; or (b) for any other reason, including without limitation (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Bank or its properties, or (ii) any settlement or compromise of any such claim effected by any Bank with any such claimant (including either of Borrowers), then the Guaranteed Amount or part thereof intended to be satisfied shall be reinstated and continue and this Guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Amount or otherwise; and each Guarantor shall be liable to pay such Bank, and hereby does indemnify, jointly and severally, such Bank and hold it harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Bank in the defense of any claim made against it that any payment or proceeds received by the Bank in respect of all or part of the Guaranteed Amount must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

D.   REPRESENTATIONS AND COVENANTS

     1. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants that all representations and warranties set forth in Article VII of the Loan Agreement with respect to it are true and correct as of the date hereof, and are incorporated herein by reference.

     2. COVENANTS. Each Guarantor hereby jointly and severally expressly assumes, confirms and agrees to perform, observe and be bound by all conditions and covenants set forth in the Loan Agreement, to the extent applicable to it.

E.   GENERAL

     1. PARTIES BOUND. This Guaranty is for the benefit of the Agent and Banks, their respective successors and assigns, and in the event of an assignment by any Bank of a Guaranteed Amount, the rights and benefits hereunder, to the extent applicable to the Guaranteed Amount so assigned, shall be automatically transferred therewith. This Guaranty is binding not only on each Guarantor, but on each of their successors and assigns.

     2. MODIFICATION AND AMENDMENT. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Agent and Majority Banks, and then shall be effective only in the specific instance and for the purpose for which given.

     3. WAIVER. No delay or omission by the Agent or Banks in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy hereunder.

     4. CUMULATIVE RIGHTS. If any Guarantor is or becomes liable for any indebtedness owing by any of Borrowers to any Bank by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights or remedies of the Banks hereunder shall be cumulative of all other rights or remedies that the Banks may ever have against the Guarantors. The exercise by the Agent or the Banks of any rights or remedies hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other rights or remedies. Without limitation of the foregoing, it is specifically understood and agreed that this Guaranty is given by each Guarantor as an additional guaranty to any and all other guaranties heretofore or hereafter executed and delivered to any of the Banks by any Guarantor, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous or subsequent guaranties.

     5. INTEREST; LIMITATIONS OF LAW. All agreements between each Guarantor and the Agent and Banks, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of payment of any of the Guaranteed Amount or otherwise, shall the amount paid or agreed to be paid to any Bank for the use, forbearance or detention of funds advanced pursuant to any Loan Documents or for the performance or payment of any covenant or obligation contained in any Loan Documents exceed the maximum amount permitted by applicable law. If from any circumstance whatsoever, fulfillment of any provision of any Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Bank shall ever receive anything of value deemed excess interest by applicable law, an amount equal to any such excess interest shall be applied to the reduction of the principal amount owing under the Loan Documents, and not to the payment of interest, or if such excess interest exceeds the unpaid principal balance, such excess interest shall be promptly refunded to the Borrowers or Guarantor, as applicable. All sums paid or agreed to be paid for the use, forbearance or detention of any funds advanced pursuant to the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Agreement until payment in full, so that the rate of interest on account of the Guaranteed Amount is uniform throughout the term hereof.

     6. SUBORDINATION. Each Guarantor hereby expressly agrees that any obligation of any Borrower to any Guarantor is expressly subordinate to the right of the Banks to payment and performance by the Borrowers of the Guaranteed Amount and Loan Documents, and that the Banks shall be entitled to such full payment and performance prior to the exercise by any Guarantor of any rights, including realization upon any security, to enforce the payment or performance of any obligation that the Borrowers may owe to any Guarantor; provided that, Guarantors shall be entitled to receive scheduled payments from the Borrowers with respect to such obligations if at the time of such payment no Event of Default exists or would exist immediately after giving effect to any such payment.

     7. COSTS AND EXPENSES. Each Guarantor agrees, jointly and severally, to pay to the Agent all costs and expenses (including court costs and attorneys' fees) incurred by the Banks in the enforcement of this Guaranty and all other Loan Documents.

     8. NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be personally delivered, sent by telecopy of telex (answerback received), or mailed, by certified mail, postage prepaid, to the following addresses:

          (a)  If to the Agent and Banks:

               Wells Fargo Bank (Texas), National Association
               505 Main Street, Suite 300
               Fort Worth, Texas 76102
               Attention: Susan B. Sheffield


               Wells Fargo Bank, N.A.
               201 Third Street
               Eighth Floor
               San Francisco, California 94103
               Attn: Agency Department - Cecilia Go
               FAX No. (415) 512-9408

          (b)  If to any Guarantor:

               [Name of Guarantor]
               c/o AmeriCredit Corp.
               200 Bailey Avenue
               Fort Worth, Texas 76107

               Attention:  Chief Financial Officer

or to such other address as any party may designate in written notice to the other parties. All notices, requests, consents and demands hereunder will be effective when so personally delivered or sent by telecopy of telex, or two days after being so mailed.

     9. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of this Guaranty, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     10. GOVERNING LAW. This Guaranty shall be deemed a contract made in Fort Worth, Texas, and shall be construed and governed by the laws of Texas and the United States of America. Without excluding any other jurisdiction, each Guarantor hereby agrees that the courts of Texas and federal courts sitting in Texas will have jurisdiction over proceedings in connection herewith.

     11. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

  IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first set forth above.

                               AMERICREDIT PREMIUM FINANCE, INC.,
                                 a Delaware corporation



                               By:
                                  --------------------------------
                                   Name:
                                        --------------------------
                                   Title:
                                         -------------------------

                              ACF INVESTMENT CORP., a Delaware
                                   corporation



                               By:
                                  --------------------------------

                                   Name:
                                        --------------------------
                                   Title:
                                         -------------------------


                                     EXHIBIT "C"

                   REQUEST FOR BORROWING -- FLOATING BASE BORROWING
                   ------------------------------------------------

                         Date:
                              ---------------

Wells Fargo Bank, N.A.
201 Third Street
Eighth Floor
San Francisco, California 94103

 Re: Request For Floating Base Borrowing

     This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) of that certain Restated Revolving Credit Agreement ("Agreement") dated as of October 3, 1997 by and among AmeriCredit Corp., a Texas corporation ("Company"), AmeriCredit Financial Services, Inc., a Delaware corporation, AmeriCredit Operating Co., Inc., a Delaware corporation, the Guarantors, Wells Fargo Bank (Texas), National Association, as Agent, and "Banks." Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

/ / [For New Advances] On this date the undersigned does hereby request that Banks make an Advance for a Floating Base Borrowing (i) in the aggregate principal amount of $_____________ (such amount shall be in an integral multiple of $100,000.00 unless such a Borrowing would exhaust the Total Commitment in which case, such amount may be in an amount of the unused portion of the Total Commitment) (ii) on ____________________, 199___.

/ / [For Rollover Notices]    On this date the undersigned does hereby
request that Banks make an Advance for a Floating Base Borrowing (i) in the aggregate principal amount of $_____________ (such amount shall be in an integral multiple of $100,000.00 unless such a Borrowing would exhaust the Total Commitment in which case, such amount may be in an amount of the unused portion of the Total Commitment) (ii) on ____________________, 199___. This Request for Borrowing shall serve as a Rollover Notice under Section 2.02(c) of the Agreement, with respect to the Eurodollar Borrowing made on ____________, 199___ ("Prior Borrowing"). This Rollover Notice is being submitted at least three (3) Eurodollar Business Days prior to the Conversion Date.

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):

                              AMERICREDIT CORP.





                               By:
                                  --------------------------------
                                   Name:
                                        --------------------------
                                   Title:
                                         -------------------------

                                     EXHIBIT "D"

                    REQUEST FOR BORROWING -- EURODOLLAR BORROWING

               Date:
                    ---------------------------------

Wells Fargo Bank, N.A.
201 Third Street
Eighth Floor
San Francisco, California 94103

Re: Request For Eurodollar Borrowing

     This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) of that certain Restated Revolving Credit Agreement ("Agreement") dated as of October 3, 1997, by and among AmeriCredit Corp., a Texas corporation ("Company"), AmeriCredit Financial Services, Inc., a Delaware corporation, AmeriCredit Operating Co., Inc., a Delaware corporation, the Guarantors, Wells Fargo Bank (Texas), National Association, as Agent, and the "Banks." Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires. (Check applicable box below.)

/_/ [For New Advances] On this date the undersigned does hereby request that Banks make Advances for a Eurodollar Borrowing (i) in the aggregate principal amount of $___________ (such amount shall be in an integral multiple of $1,000,000.00), (ii) for the following Interest Period ___________ (one (1), two (2) or three (3) months), (iii) on ___________ , 199__ (which date shall be at least three (3) Eurodollar Business Days after the date on which this Request for Borrowing shall be submitted to Agent). After taking into account the Borrowing requested hereby, the total number of unpaid Eurodollar Borrowings under section 2.02(a) of the Agreement does not exceed five (5).

/_/ [For Rollover Notices] On this date the undersigned does hereby request a Eurodollar Borrowing (i) in the aggregate principal amount of $____________ (such amount shall be in an integral multiple of $1,000,000.00), (ii) for the following Interest Period ___________ (one (1), two (2) or three (3) months),
(iii) on ___________ , 199__ (which date shall be at least three (3) Eurodollar Business Days after the date on which this Request for Borrowing shall be submitted to Agent). After taking into account the Borrowing requested hereby, the total number of unpaid Eurodollar Borrowings under section 2.02(a) of the Agreement does not exceed five (5). This Request for Borrowing shall serve as a Rollover Notice under Section 2.02(c) of the Agreement, with respect to the Eurodollar Borrowing [Floating Base Borrowing] made on _________________, 199__ ("Prior Borrowing"). This Rollover Notice is being submitted at least three (3) Eurodollar Business Days (if the Prior Borrowing was a Eurodollar Borrowing) prior to the termination of the Interest Period for the Prior Advance.

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking, or proposes to take with respect thereto):

                              AMERICREDIT CORP.


                               By:
                                  --------------------------------
                                   Name:
                                        --------------------------
                                   Title:
                                         -------------------------

                                     EXHIBIT "E"

                    REQUEST FOR BORROWING -- SWING LINE BORROWING

               Date:
                    -----------------------------------

Wells Fargo Bank, N.A.
201 Third Street
Eighth Floor
San Francisco, California 94103

Re:  Request For Swing Line Borrowing

     This Request For Swing Line Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.03(a) of that certain Restated Revolving Credit Agreement ("Agreement") dated as of October 3, 1997, by and among AmeriCredit Corp., a Texas corporation ("Company"), AmeriCredit Financial Services, Inc., a Delaware corporation, AmeriCredit Operating Co., Inc., a Delaware corporation, the Guarantors, Wells Fargo Bank (Texas), National Association, as Agent, and the "Banks." Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

On this date the undersigned does hereby request that Wells Fargo Bank make an Advance for a Swing Line Borrowing (i) in the aggregate principal amount of $__________ (such amount shall be at least $500,000 or an integral multiple of $100,000.00), (ii) for an Interest Period of one (1) month, (iii) on ___________ , 199__ (which shall be before 12:00 noon (Fort Worth, Texas time) on the date on which this Request For Swing Line Borrowing shall be submitted to Agent).

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking, or proposes to take with respect thereto):

                                   AMERICREDIT CORP.

                               By:
                                  --------------------------------
                                   Name:
                                        --------------------------
                                   Title:
                                         -------------------------

                                     EXHIBIT "F"

                       TO RESTATED REVOLVING CREDIT  AGREEMENT
                         AMONG AMERICREDIT CORP., ET AL, AND
                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, ET AL.


                                      LITIGATION

                                         None

                                     EXHIBIT "G"

                        TO RESTATED REVOLVING CREDIT AGREEMENT
                         AMONG AMERICREDIT CORP., ET AL, AND
                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, ET AL.


                                 COMPLIANCE WITH LAW


                                         None

                                     EXHIBIT "H"

                        TO RESTATED REVOLVING CREDIT AGREEMENT
                         AMONG AMERICREDIT CORP., ET AL, AND
                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, ET AL.


                                ENVIRONMENTAL MATTERS

                                         None

                                     EXHIBIT "I"

                AMERICREDIT CORP., AMERICREDIT FINANCIAL SERVICES, INC.
                         AND AMERICREDIT OPERATING CO., INC.
                              BORROWING BASE CERTIFICATE
                              AS OF ____________________

This Borrowing Base Certificate has been prepared pursuant to Section 8.01 of that certain Restated Revolving Credit Agreement dated as of October 3, 1997 by and between AmeriCredit Corp., AmeriCredit Financial Services, Inc. and AmeriCredit Operating Co., Inc. ("Borrowers"), AmeriCredit Premium Finance, Inc. and ACF Investment Corp. ("Guarantors") and Wells Fargo Bank (Texas), National Association, Bank One, Texas, N.A., LaSalle National Bank, Comerica Bank-Texas, The Sumitomo Bank, Limited, Harris Trust and Savings Bank, Texas Commerce Bank N.A., BankAmerica Business Credit, Inc., The Bank of Nova Scotia, CIBC Inc., Credit Lyonnais New York Branch, BankBoston, N.A., and The Long Term Credit Bank of Japan, Limited ("Banks"). Defined terms shall have the meanings assigned to them in the Restated Revolving Credit Agreement unless otherwise provided herein. The undersigned does hereby certify that the following information is true and correct, and has been prepared in accordance with the terms of the Restated Revolving Credit Agreement.


1.   Net Amount of all Finance Contracts                         _______________

2.   Net Amount of Finance Contracts not representing
     Eligible Modified Finance Contracts (Finance Contracts applicable to more than one category are included only in the category listed first):

     (i)    Not secured by an Eligible Vehicle                   _______________

     (ii)   Not representing Domestic Finance Contracts          _______________

     (iii)  Originated by a Dealer that is an Affiliate of
            Borrowers
                                                                 _______________

     (iv)   Contractually delinquent by more than 30 days        _______________

     (v)    Rewritten, excluding Eligible Modified Finance
            contracts                                            _______________

     (vi)   The related motor vehicle has been repossessed       _______________

     (vii)  Stayed Loans                                         _______________





     (viii) Not constituting chattel paper                       _______________

     (ix)   Subject to a security interest in favor of a Person
            other than Agent on behalf of Banks                  _______________

     (x)    Dealer has not received good funds from Borrowers
            in respect of Finance Contract                       _______________

3.   The sum of items i - x:                                     _______________

4.   Item 1 less item 3
     = Principal outstanding on Eligible Finance Contracts       _______________

5.   a)   Eligible Finance Contracts modified
          in current month/Average principal
          outstanding on Eligible Finance contracts
          in current month.                       _____________

     b)   Eligible Finance Contracts modified
          in prior month/Average principal
          outstanding on Eligible Finance contracts
          in prior month.                         _____________

     c)   Eligible Finance Contracts modified
          in second prior month/Average
          principal outstanding on Eligible Finance
          contracts in second prior month.        _____________

     d)   Sum of a, b and c                       _____________

     e)   (d) less 0.035                          _____________

     f)   If (e) is positive, (e) times ending balance
          of Eligible Finance Contracts in current
          month; if (e) is negative, then zero (0).                _____________

6.   Item 4 less item 5(f)
     = Net Amount of Eligible Finance Contracts                    _____________

7.   a)   Dealer Discount on Finance Contracts
          originated in current month/Principal
          amount of Finance Contracts originated
          in current month.                       _____________

     b)   Dealer Discount on Finance Contracts

                                     -2-




          originated in prior month/Principal
          amount of Finance Contracts originated
          in prior month.                         _____________

     c)   Dealer Discount on Finance Contracts
          originated in second prior month/Principal
          amount of Finance Contracts originated
          in second prior month.                  _____________

     d)   Sum of a, b and c divided by three (3)                   _____________

8.   Item 6 Times 80% (unless item 7(d) exceeds 0.05 (5%))         _____________
     If item 7(d) exceeds 5%, then reduce the advance rate
          percentage by 2% for every percentage point over 5%.

9.   Total Aggregate Outstanding Balance on Revolving
          Line of Credit and Swing Line Loan                       _____________

10.  Item 8 less item 9 = Availability/(Deficiency)                _____________


AmeriCredit Corp., AmeriCredit Financial Services, Inc. and AmeriCredit
Operating Co., Inc.


By:       __________________________

Name:     __________________________

Title:    __________________________

Date:     __________________________

                                     EXHIBIT "J"

                AMERICREDIT CORP., AMERICREDIT FINANCIAL SERVICES, INC.
                         AND AMERICREDIT OPERATING CO., INC.
                                COMPLIANCE CERTIFICATE
                              AS OF ____________________

This Certificate of Compliance has been prepared pursuant to Section 8.02 of that certain Restated Revolving Credit Agreement dated as of October 3, 1997 by and between AmeriCredit Corp., AmeriCredit Financial Services, Inc. and AmeriCredit Operating Co., Inc. ("Borrowers"), AmeriCredit Premium Finance, Inc. and ACF Investment Corp. ("Guarantors") and Wells Fargo Bank (Texas), National Association, Bank One, Texas, N.A., LaSalle National Bank, Comerica Bank-Texas, The Sumitomo Bank, Limited, Harris Trust and Savings Bank, Texas Commerce Bank National Association, BankAmerica Business Credit, Inc., The Bank of Nova Scotia, CIBC Inc., Credit Lyonnais New York Branch, BankBoston, N.A., and The Long Term Credit Bank of Japan, Limited (collectively, the "Banks"). Defined terms shall have the meanings assigned to them in the Restated Revolving Credit Agreement unless otherwise provided herein.

The undersigned does hereby certify that on this date all representations and warranties of Borrowers contained in the Restated Revolving Credit Agreement are true and correct and that all other agreements, covenants and conditions required by the second Restated Revolving Credit Agreement have been performed or complied with. In particular, and without limiting the generality of the foregoing, Borrowers hereby certify the following as set forth in Article VIII and Article IX of the Restated Revolving Credit Agreement.

8.31 A Trigger Event has [not] occurred

9.01 Maximum Indebtedness to Net Worth Ratio                     _______________
     N1.  Indebtedness                                           _______________
     N2.  Automobile Receivable Backed Notes                     _______________
     N3.  Additional Warehouse Facility                          _______________
     N4.  Net Worth                                              _______________

     Formula: (N1-N2-N3)/N4                                      _______________
     Required:                                                     < =2.50

9.02 Minimum Interest Coverage Ratio (trailing 12 months)
     N1.  Net Income
     N2.  Interest expense                                       _______________
     N3.  Income tax expense                                     _______________
     N4.  Amortization of Excess Servicing Receivable            _______________



     N5.  Gain on Sale of Receivables                            _______________

     Formula: ((+N1..N4)-N5)/(N2)                                _______________
     Required:                                                      > =2.2

9.03 No Net Loss
     N1.  Net Income (calendar quarter)                          _______________

     Required:                                                       > =$0

9.04 Restrictions on Dividends on Capital Stock
     N1.  Payments of dividends and/or
          purchase of capital stock                              _______________

     Required: < = $__________ at __/__/9

9.05 Maximum Losses to Net Indirect Loans
     N1.  Net Credit Losses (12 months)                          _______________
     N2.  Sum of month end balances of Net Indirect
          Loans for prior 13 months/13                           _______________

     Formula:  N1/N2                                             _______________
     Required:                                                   < =10.0%

9.06 Maximum Delinquent and Repossessed Loans to
     Net Indirect Loans
     N1.  Net Amount of Delinquent Loans                         _______________
     N2.  Net Amount of Repossessed Loans                        _______________
     N3.  Net Indirect Loans                                     _______________

     Formula:  N1+N2/N3
     Required:                                                      < =7.5%


AmeriCredit Corp., AmeriCredit Financial Services, Inc. and AmeriCredit Operating Co., Inc.



By:       __________________________

Name:     __________________________

Title:    __________________________

Date:     __________________________

                                     EXHIBIT "K"

                              ASSIGNMENT AND ACCEPTANCE

                                                 Dated:  ______________, 19_____

     Reference is made to the Restated Revolving Credit Agreement dated as of October 3, 1997 (as amended from time to time, the "LOAN AGREEMENT") among AMERICREDIT CORP., a Texas corporation, and AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation, and AMERICREDIT OPERATING CO., INC., a Delaware corporation (collectively the "Borrowers"), the Guarantors named therein, the Banks named therein, and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Agent. Capitalized terms not otherwise defined herein shall have the meanings specified in the Loan Agreement.

     ________________________, acting as one of the Banks referred to in the Loan Agreement (the "ASSIGNOR"), and _______________ (the "ASSIGNEE") agree as follows:

     1. The Assignor, without recourse, representation or warranty of any kind except as expressly set out herein, hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to a portion of the Assignor's rights and obligations as of the date hereof under the Loan Agreement and the other Loan Documents sufficient to give the Assignee the percentage interest specified in SECTION 1 of SCHEDULE 1 hereto of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents. Such sale and assignment shall [include] [exclude] a proportionate share of the loan origination fee previously paid to Assignor pursuant to Section 2.01(d) of the Loan Agreement, [THE AMOUNTS OF SUCH PROPORTIONATE SHARES BEING SPECIFIED IN SECTION 2 OF SCHEDULE 1 HERETO]. After giving effect to such sale and assignment, the respective Commitments of and amounts of the Loans owing to the Assignor and the Assignee will be as set forth in SECTION 3 of SCHEDULE 1 hereto.

     2. The Assignor (i) represents and warrants that it (a) is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (b) to its knowledge (1) there exists no Event of Default, or event which with the giving of notice or the passage of time or both, would constitute and Event of Default and (2) it has not waived any material provision of any Loan Document; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by another Person in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto or the value of any collateral provided with respect thereto or the perfection of any security interest provided in such collateral; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, the Guarantors, or any other

Person or the performance or observance by the Borrowers, the Guarantors, or any other Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) will deliver the Note issued to it pursuant to the Credit Agreement to the Agent concurrently with the presentation hereof to the Agent for acceptance and requests that, upon receipt of such Note, the Agent shall exchange such Note for a new Note [NEW NOTES] payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto
[AND THE ASSIGNOR IN AN AMOUNT EQUAL TO THE COMMITMENT RETAINED BY THE ASSIGNOR UNDER THE LOAN AGREEMENT, RESPECTIVELY] as specified in SECTION 4 of SCHEDULE 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 7.07 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor or any other of the Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Bank; and
(vi) specifies as its domestic lending office (and address for notices) and Eurodollar lending office the offices set forth in SECTION 5 of SCHEDULE 1 hereto; and (vii) represents that it is either (y) a corporation organized under the laws of the United States, a state thereof or the District of Columbia or
(z) presently entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to the Loan Agreement (A) under an applicable provision of a tax convention or treaty to which the United States is a party or (B) because it is acting through a branch, agency or office in the United States and any payment to be received by it under the Loan Agreement is effectively connected with a trade or business in the United States.

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for the approval of [THE BORROWERS the Agent and acceptance by the Agent, and the effective date of this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date on which such approval and acceptance has occurred.

     5. Upon the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     6. From and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments and fundings under the Loan Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of law principles thereof) and applicable federal law. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Assignment and Acceptance shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized effective as of the date first above written.

ATTACHMENTS:                       ASSIGNOR:
Schedule 1
                                   --------------------------------------------



                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                         --------------------------------------

                                   ASSIGNEE:


                                   --------------------------------------------

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

Approved this ____ day of _____________________, 199__.

                                   AMERICREDIT CORP.



                                   By:
                                      -----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                             ---------------------------------


                                   AMERICREDIT FINANCIAL SERVICES,  INC.



                                   By:
                                      ----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                           -----------------------------------


                                   AMERICREDIT OPERATING CO., INC.



                                   By:
                                      ----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                           ------------------------------------



                                   WELLS FARGO BANK (TEXAS), NATIONAL
                                   ASSOCIATION as Agent



                                   By:
                                      ----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                           ------------------------------------

                                      SCHEDULE
                                          TO
                              ASSIGNMENT AND ACCEPTANCE
                            DATED _____________, 199____.


SECTION 1.

     Percentage Interest acquired by Assignee
     relative to all Banks                                ---------------------


SECTION 2.

1.   Assignee's proportionate share of loan
     origination fee previously paid to Assignor
     pursuant to Section 2.01(d) of the Loan Agreement:          $
                                                                  -------------

SECTION 3.

1.   Assignee's Acquired Interest.

     Assignee's Commitment:                            $
                                                         ----------------------
     Aggregate outstanding principal
     amount of Loans owing to the Assignee:            $
                                                         ----------------------

2.   Assignor's Retained Interest.

     Assignor's Commitment:                            $
                                                         ----------------------

     Aggregate outstanding principal
     amount of Loans owing to the Assignor:            $
                                                         ----------------------

SECTION 4.

1. A Note payable to the order of the Assignee in the principal amount of $________.

2. A Note payable to the order of the Assignor in the principal amount of $______.

SECTION 5.

     DOMESTIC LENDING OFFICE             EURODOLLAR LENDING OFFICE


     -----------------------------       --------------------------------------
     -----------------------------       --------------------------------------
     -----------------------------       --------------------------------------
     -----------------------------       --------------------------------------
     -----------------------------       --------------------------------------